THIRD AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of May 8, 2014
among
CENTENNIAL ENERGY HOLDINGS, INC.,

THE SEVERAL FINANCIAL INSTITUTIONS
FROM TIME TO TIME PARTY TO THIS AGREEMENT,
U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Syndication Agent,

and

JPMORGAN CHASE BANK, N.A.,
WELLS FARGO BANK, NATIONAL ASSOCIATION
and
ROYAL BANK OF CANADA,
as Co-Documentation Agents

Arranged By
U.S. BANK NATIONAL ASSOCIATION,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
J.P. MORGAN SECURITIES LLC,
WELLS FARGO SECURITIES, LLC
and
ROYAL BANK OF CANADA

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CONTENTS

Clause			Page

EXHIBITS
A		Form of Compliance Certificate
B-1		Form of Opinion of Paul K. Sandness
B-2		Form of Opinion of Cohen Tauber Spievack & Wagner P.C.
C		Form of Note
D		Form of Money Transfer Instructions
E-1 TO E-4		Forms of Tax Compliance Certificates
F		Form of Assignment Agreement
G		Form of Increase Request
H		Form of Borrowing Notice

SCHEDULES

2.01	-	Commitments and Pro Rata Shares
2.16	-	Existing Letters of Credit
5.15	-	Subsidiaries and Minority Interests
7.01	-	Certain Permitted Liens
7.12	-	Certain Permitted Indebtedness
7.13	-	Agreements Restricting Subsidiary Dividends
10.02	-	Lending Installations; Addresses for Notices

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of May 8, 2014 among CENTENNIAL ENERGY HOLDINGS, INC., a Delaware corporation (the “Company”), the several financial institutions from time to time party to this Agreement, JPMORGAN CHASE BANK, N.A., WELLS FARGO BANK, NATIONAL ASSOCIATION and ROYAL BANK OF CANADA, as Co-Documentation Agents, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Syndication Agent, and U.S. BANK NATIONAL ASSOCIATION, as administrative agent for the Banks.
WHEREAS, the Company, various financial institutions and U.S. Bank National Association, as administrative agent, have entered into a second amended and restated credit agreement dated as of June 8, 2012, as amended (the “Existing Credit Agreement”);
WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement pursuant to this Agreement; and
WHEREAS, the parties hereto intend that this Agreement and the documents executed in connection herewith not effect a novation of the obligations of the Company under the Existing Credit Agreement, but merely a restatement of and, where applicable, an amendment to the terms governing such obligations;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS

1.01    Certain Defined Terms. The following terms have the following meanings:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of more than 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.
“Administrative Agent” means U.S. Bank in its capacity as administrative agent for the Banks pursuant to Article IX, and not in its individual capacity as a Bank, and any successor administrative agent appointed pursuant to Article IX.
“Advance” means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of conversion or continuation) by the Banks to the Company at the same Rate Option and, in the case of Eurodollar Advances, for the same Interest Period.
“Affected Bank” has the meaning specified in Section 2.15.

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“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock or other equity interests, by contract or otherwise.
“Agent-Related Persons” means U.S. Bank and any successor Administrative Agent arising under Section 9.12, together with their respective Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Aggregate Commitment” means the aggregate of the Commitments of all the Banks, as modified from time to time pursuant to the terms hereof.
“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposures of all Banks.
“Agreement” - see the preamble.
“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum and (iii) the Eurodollar Rate (without giving effect to the Applicable Amount) for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%, provided that the Eurodollar Rate for any day shall be based on the rate reported by the applicable financial information service at approximately 11:00 a.m. (London time) on such day.
“Applicable Amount” means, for any Pricing Period, with respect to the fees referred to below and outstanding Advances of the Types referred to below, the per annum amount set forth below in the corresponding column under Applicable Amount opposite the applicable Pricing Level:

Pricing Level	Applicable Amount (in basis points per annum)
	Facility Fee	Eurodollar Advances/ Letter of Credit Fee	Base Rate Advances
1	10.0	77.5	0.0
2	12.5	87.5	0.0
3	15.0	97.5	0.0
4	20.0	105.0	5.0
5	25.0	125.0	25.0
6	30.0	145.0	45.0

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“Approved Fund” means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.
“Assignment Agreement” means an assignment agreement, in substantially the form of Exhibit F hereto.
“Attorney Costs” means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.
“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101, et seq.).
“Banks” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.
“Base Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Amount.
“Base Rate Advance” means an Advance which bears interest at the Base Rate.
“Borrowing Date” means a date on which an Advance is made hereunder.
“Borrowing Notice” has the meaning specified in Section 2.02(c).
“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in Minneapolis and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and, with respect to any borrowing, payment or rate selection of Eurodollar Advances or Eurodollar Loans, a day on which dealings in United States dollars are carried on in the London interbank market.
“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.
“Capitalization Ratio” means, with respect to any Person, the ratio of such Person’s Total Debt to such Person’s Total Capitalization.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuers or the Banks, as collateral for Letter of Credit Obligations or obligations of the Banks to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Centennial International” means Centennial Energy Resources International Inc., a Delaware corporation.

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“Change in Law” has the meaning specified in Section 3.01.
“Change of Control” means the occurrence of any event whereby MDU Resources Group, Inc. ceases to own direct or indirect sole beneficial ownership (as defined under Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement) of at least 66-2/3% of the combined voting power of the Company’s securities which are entitled to vote generally in the election of directors of the Company.
“Code” means the Internal Revenue Code of 1986, and regulations promulgated thereunder.
“Co-Lead Arrangers” means U.S. Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Royal Bank of Canada in their capacity as co-lead arrangers for the credit facilities evidenced hereby.
“Commitment” means, for each Bank, the obligation of such Bank to make Loans and to participate in Letters of Credit in an aggregate amount not exceeding the amount set forth in Schedule 2.01, as it may be modified as a result of any assignment that has become effective pursuant to Section 10.08, or as otherwise modified from time to time pursuant to the terms hereof.
“Commodity Contract” means any agreement, device or arrangement providing for payments which are related to fluctuations in commodity prices, including commodity swap or forward sale or purchase agreements.
“Company” - see the preamble.
“Compliance Certificate” means a certificate substantially in the form of Exhibit A properly completed and signed by a Responsible Officer.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Net Worth” means, at any time, the excess of total assets of the Company and its Subsidiaries over total liabilities of the Company and its Subsidiaries as of the last day of the fiscal quarter most recently then ended, determined on a consolidated basis in accordance with GAAP.
“Contingent Obligation” means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation

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against loss in respect thereof (each, a “Guaranty Obligation”); (b) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (c) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value thereof.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.
“Covered Contracts” means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating interest rate, exchange rate or price risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person and not for the purposes of financing, speculation or taking a “market view”.
“Credit Extension” means the making of an Advance or the issuance or increase in the stated amount of a Letter of Credit.
“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.
“Defaulting Bank” means, subject to Section 2.18(b), any Bank that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Bank notifies the Administrative Agent and the Company in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuer or any other Bank any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent or any Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the

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Company that it will comply with its prospective funding obligations hereunder (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank. Any determination by the Administrative Agent that a Bank is a Defaulting Bank under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Defaulting Bank (subject to Section 2.18(b)) upon delivery of written notice of such determination to the Company, each Issuer and each Bank.
“Dollars”, “dollars” and “$” each mean lawful money of the United States.
“DPR” means Dakota Prairie Refining, LLC, a Delaware limited liability company.
“Eligible Assignee” means (a) a Bank, (b) an Affiliate of a Bank, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) each Issuer and (iii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include (x) the Company or any of the Company’s Affiliates or Subsidiaries or (y) any Defaulting Bank or any of its Subsidiaries, or any Person that, upon becoming a Bank hereunder, would constitute any of the foregoing Persons described in this clause (y).
“Environmental Claims” means all material claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.
“Environmental Laws” means all federal, state or local laws, statutes, rules, regulations, ordinances and codes, together with all administrative orders, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, and the Emergency Planning and Community Right-to-Know Act.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and

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Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), insolvent (within the meaning of Section 4245 of ERISA) or in “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) a failure by the Company or any ERISA Affiliate to make required contributions to a Pension Plan or Multiemployer Plan, or the imposition of a lien in favor of a Pension Plan under Section 430(k) of the Code or Section 303(k) of ERISA; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or for the imposition of any liability under Section 4069 or 4212(c) of ERISA; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (h) an application for a funding waiver pursuant to Section 412 of the Code or Section 302(c) of ERISA with respect to any Plan; or (i) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA).
“ERISA Termination Event” means the filing of a notice of intent to terminate a Pension Plan, or the treatment of a plan amendment as the termination of a Pension Plan, under Section 4041 or 4042 of ERISA.
“Eurodollar Advance” means an Advance which bears interest based upon the Eurodollar Rate as requested by the Company pursuant to Section 2.02.
“Eurodollar Base Rate” means, with respect to any applicable Advance for the relevant Interest Period, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the Reuters Screen LIBOR01 page (or any successor thereto) that displays the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate and designated by the Administrative Agent (the “IBA Rate”) for deposits in U.S. dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, provided that (i) if such Reuters Screen LIBOR01 page is not available to the Administrative Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable IBA Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such IBA Rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which U.S. Bank or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of

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such Interest Period, in the approximate amount of U.S. Bank’s relevant Eurodollar Loan and having a maturity equal to such Interest Period.
“Eurodollar Loan” means a Loan comprising a Eurodollar Advance.
“Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Amount.
“Event of Default” means any of the events or circumstances specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Bank, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Bank acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Company under Section 3.07) or (ii) such Bank changes its lending office, except in each case to the extent that, pursuant to Section 3.06, amounts with respect to such Taxes were payable either to such Bank's assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.06(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Execution Date” means the date set forth on the cover page of this Agreement.
“Existing Credit Agreement” - see the recitals.
“Existing Letters of Credit” means the letters of credit issued under the Existing Credit Agreement that are listed on Schedule 2.16.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) on

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such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.
“Fee Letter” means each letter agreement referenced in Section 9.13.
“Financial Contract” means any agreement, device or arrangement providing for payments related to fluctuations of interest rates, including interest rate swap or exchange agreements, interest rate cap or collar protection agreements and interest rate options.
“Fitch” means Fitch Ratings Inc. and any successor thereto that is a nationally recognized rating agency (or if neither Fitch Ratings Inc. nor any such successor shall be in the business of rating long-term indebtedness, a nationally recognized rating agency in the United States as mutually agreed between the Majority Banks and the Company).
“Foreign Bank” means a Bank that is not a U.S. Person.
“FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.
“Fronting Exposure” means with respect to any Issuer at any time there is a Defaulting Bank, such Defaulting Bank’s Pro Rata Share of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by such Issuer, other than Letter of Credit Obligations as to which such Defaulting Bank’s participation obligation has been reallocated to other Banks or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
“Governmental Authority” means the government of any nation, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any agency, authority, instrumentality, regulatory body, court or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Guaranty Obligation” has the meaning specified in the definition of “Contingent Obligation.”
“Honor Date” has the meaning specified in Section 2.16(f).

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“IFRS” means the body of pronouncements issued by the International Accounting Standards Board (IASB), including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee and adapted for use in the European Union.
“Increased Cost Bank” has the meaning specified in Section 3.07(b).
“Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all redemption obligations in respect of Redeemable Preferred Stock; (c) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (d) all reimbursement or payment obligations (contingent or otherwise) with respect to Surety Instruments; (e) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (f) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (g) all liabilities properly appearing on the Person’s balance sheet with respect to capital leases; (h) net liabilities under Swap Contracts; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (j) all Securitization Obligations of such Person; and (k) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.
“Independent Auditor” has the meaning specified in Section 6.01(a).
“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Interest Period” means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Company pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter; provided that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period

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shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided that if such next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.
“International Subsidiary” means Centennial International or any Subsidiary thereof (other than any Project Finance Subsidiary).
“IRS” means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions.
“Issuer” means each of U.S. Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Royal Bank of Canada in its capacity as issuer of Letters of Credit hereunder and any other Bank that may (with the consent of the Company and the Administrative Agent) issue Letters of Credit hereunder, in each case in its capacity as issuer of a Letter of Credit hereunder.
“Joint Venture” means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person or Persons in order to conduct a common venture or enterprise with such Person or Persons. The term “Joint Venture” shall not include any Subsidiary.
“LC Collateral Account” has the meaning specified in Section 2.16(k).
“LC Disbursement” has the meaning specified in Section 2.16(d).
“Lending Installation” means, with respect to a Bank or the Administrative Agent, any office, branch, subsidiary or affiliate of such Bank or the Administrative Agent.
“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.
“Letter of Credit” has the meaning specified in Section 2.16(a). The term “Letter of Credit” includes each Existing Letter of Credit.
“Letter of Credit Application” has the meaning specified in Section 2.16(c).
“Letter of Credit Fee” has the meaning specified in Section 2.16(d).

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“Letter of Credit Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount of all Letters of Credit at such time plus (ii) the aggregate unpaid amount of all Reimbursement Obligations at such time.
“Loan” has the meaning specified in Section 2.01(a).
“Loan Documents” means this Agreement, the Notes, each Letter of Credit, each Letter of Credit Application, each Fee Letter and the other documents and agreements contemplated hereby.
“Majority Banks” means (a) as of any date of determination if the Commitments are then in effect, Banks having in the aggregate in excess of 50% of the Aggregate Commitments; and (b) as of any date of determination if the Commitments have then been terminated and there are Loans outstanding, Banks with Outstanding Credit Exposures aggregating in excess of 50% of the Aggregate Outstanding Credit Exposure. The Commitment of any Defaulting Bank shall be disregarded in determining Majority Banks at any time.
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.
“Material Adverse Effect” means a material adverse effect on (a) the business, property, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Banks thereunder.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of all Issuers with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the Issuers in their sole discretion.
“Modification” and “Modify” are defined in Section 2.16(a).
“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) to which the Company or any ERISA Affiliate (a) makes, is making, or is obligated to make contributions or, (b) has made, or been obligated to make, contributions during the preceding three calendar years.
“Non-Consenting Bank” means any Bank that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Banks in accordance with the terms of Section 10.01 and (ii) has been approved by the Majority Banks.
“Non-Defaulting Bank” means, at any time, each Bank that is not a Defaulting Bank at such time.
“Note” means a promissory note, in substantially the form of Exhibit C hereto, duly executed by the Company and payable to the order of the applicable Bank, including any amendment, modification, renewal or replacement of such promissory note.

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“Notice of Assignment” has the meaning specified in Section 10.08(e).
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations and accrued and unpaid interest thereon, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Company to any Bank, any Issuer, the Administrative Agent or any indemnified party hereunder arising under any Loan Document.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“Opinions of Counsel” means the written legal opinion of Paul K. Sandness, general counsel to the Company and its Subsidiaries, substantially in the form of Exhibit B-1, and the written legal opinion of Cohen Tauber Spievack & Wagner, P.C.,  special counsel to the Company and its Subsidiaries, substantially in the form of Exhibit B-2, together with copies of all factual certificates and legal opinions upon which such counsel has relied.
“Organization Documents” means, for any corporation or other entity, the certificate or articles of incorporation (or similar formation document), the bylaws (or similar governing document), any certificate of determination or instrument relating to the rights of preferred equityholders of such Person, any equityholder rights agreement, and all applicable resolutions of the board of directors (or similar governing body) (or any committee thereof) of such Person.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.07).
“Outstanding Credit Exposure” means, as to any Bank at any time, the sum of (a) the aggregate principal amount of its Loans outstanding at such time, plus (b) its Pro Rata Share of the Letter of Credit Obligations at such time.
“Participant” has the meaning specified in Section 10.08(a).
“Payment Date” means the last day of each March, June, September and December.
“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.
“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code, which the

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Company or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years but excluding any Multiemployer Plan.
“Permitted Liens” has the meaning specified in Section 7.01.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.
“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any ERISA Affiliate sponsors or maintains or to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan but excludes any Multiemployer Plan.
“Pricing Level” means, for each Pricing Period, the pricing level set forth below opposite the Pricing Rating achieved by the Company as of the first day of that Pricing Period (subject to the provisions of the definition of “Pricing Rating”):

Pricing Level	Pricing Rating
1	At least A
2	At least A-
3	At least BBB+
4	At least BBB
5	At least BBB-
6	Below BBB- or not rated.

“Pricing Level Change Date” means, with respect to any change in the Pricing Level which results in a change in the Applicable Amount, the date which is five Business Days after the Administrative Agent has received evidence reasonably satisfactory to it of such change.
“Pricing Period” means (a) the period commencing on the date of this Agreement and ending on the day prior to the first Pricing Level Change Date to occur thereafter and (b) each subsequent period commencing on each Pricing Level Change Date and ending the day prior to the next Pricing Level Change Date.
“Pricing Rating” means, as of any date of determination of the Applicable Amount, (a) the rating assigned by S&P or Fitch to the outstanding senior unsecured non-credit-enhanced long-term indebtedness of the Company or (b) if neither S&P nor Fitch has assigned a rating of the type described in clause (a), the corporate rating assigned to the Company by S&P or the issuer rating assigned to the Company by Fitch; provided that (i) if the Company is split-rated and the ratings differential is one Pricing Level, the higher rating will apply, (ii) if the Company is split-rated and the ratings differential is two Pricing Levels or more, the intermediate rating at the midpoint will apply (or if there is no midpoint, the higher of the two intermediate ratings will apply) and (iii) if only one of the two rating agencies has assigned such a rating, the Pricing Level corresponding to such rating shall apply. For purposes hereof, the rating by each rating agency as of any date shall be the applicable rating by such agency in effect at the close of business on such date.

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“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by U.S. Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as such prime rate changes.
“Principal Operating Subsidiaries” means each of (i) WBI Holdings, Inc., (ii) Fidelity Exploration & Production Company and (iii) Knife River Corporation, and their respective permitted successors.
“Project Finance Subsidiary” means any Subsidiary that meets each of the following requirements: (a) it is primarily engaged, directly or indirectly, in the ownership, operation and/or financing of facilities and assets used in any line of business engaged in, or closely related to any line of business engaged in, by MDU Resources Group, Inc. and its Subsidiaries as of the date of this Agreement; (b) neither the Company nor any other Subsidiary (other than another Project Finance Subsidiary) has any liability, contingent or otherwise, for the Indebtedness or other obligations of such Subsidiary (other than (i) non-recourse liability resulting solely from the pledge of stock of such Subsidiary and (ii) to the extent permitted by Section 7.04); and (c) it has Indebtedness owing to, or commitments therefor from, Persons other than the Company and its Subsidiaries.
“Pro Rata Share” means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank’s Commitment, subject to adjustment as provided in Section 2.18, divided by the Aggregate Commitment (or, if the Commitments have terminated, of such Bank’s Outstanding Credit Exposure divided by the Aggregate Outstanding Credit Exposure).
“Purchasers” is defined in Section 10.08(d).
“Rate Option” means the Eurodollar Rate or the Base Rate.
“Rate Option Notice” is defined in Section 2.02(d).
“Recipient” means (a) the Administrative Agent, (b) any Bank and (c) any Issuer, as applicable.
“Redeemable Preferred Stock” of any Person means any equity interest of such Person that by its terms (or by the terms of any equity interest into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), is required to be redeemed for cash or other property or is redeemable for cash or other property at the option of the holder thereof, in whole or in part, on or prior to the Termination Date; or is exchangeable for Indebtedness at any time, in whole or in part, on or prior to the Termination Date; provided that Redeemable Preferred Stock shall not include any equity interest by virtue of the fact that it may be exchanged or converted at the option of the holder or of the Company for equity interests of the Company having no preference as to dividends, distributions or liquidation over any other equity interests of the Company.
“Regulation D” means Regulation D of the FRB as from time to time in effect and any successor thereto or other regulation or official interpretation of the FRB relating to reserve requirements applicable to member banks of the Federal Reserve System.

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“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Company then outstanding under Section 2.16 to reimburse the Issuers for amounts paid by the Issuers in respect of any one or more drawings under Letters of Credit.
“Reportable Event” means any of the events required to be reported by Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.
“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.
“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities during such Interest Period.
“Responsible Officer” means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the treasurer or the assistant treasurer of the Company, or any other officer having substantially the same authority and responsibility. Any document or certificate hereunder that is signed or executed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Company, and such officer shall be conclusively presumed to have acted on behalf of the Company.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies Inc., and any successor thereto that is a nationally recognized rating agency (or, if neither such division nor any successor shall be in the business of rating long-term indebtedness, a nationally recognized rating agency in the United States as mutually agreed between the Majority Banks and the Company).
“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/index.html, or as otherwise published from time to time.
“Sanctioned Person” means (a) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Securitization Obligations” means, with respect to any Securitization Transaction, the aggregate investment or claim held at any time by all purchasers, assignees or transferees of (or of interests in) or holders of obligations that are supported or secured by accounts receivable, lease receivables and other rights to payment in connection with such Securitization Transaction.

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“Securitization Transaction” means any sale, assignment or other transfer by the Company or any Subsidiary (other than a Project Finance Subsidiary) of accounts receivable, lease receivables or other payment obligations owing to the Company or such Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of the Company or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.
“Significant Subsidiary” means a “Significant Subsidiary” as defined in Rule 1‑02(w) of Regulation S-X of the SEC, as in effect on the date hereof.
“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including the probable liability of such Person on disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including the probable liability of such Person on disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.
“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Company.
“Surety Instruments” means all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.
“Swap Contract” means swap agreements (as such term is defined in Section 101(53B) of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates or commodity prices, including Commodity Contracts and Financial Contracts.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

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“Taxes” means all present or future taxes, duties, levies, imposts, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means May 8, 2019 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.
“Total Capitalization” means, with respect to any Person, the sum of (a) the total consolidated stockholders’ or owners’ equity of such Person determined in accordance with GAAP (excluding any non-cash gain or loss with respect to Covered Contracts resulting from the requirements of Accounting Standards Codification 815-20-25-104, formerly known as FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities”) plus (b) the Total Debt of such Person.
“Total Debt” means, with respect to any Person, the total consolidated Indebtedness of such Person, excluding (a) Indebtedness under Covered Contracts and (b) 80% of the amount of all contingent reimbursement or payment obligations with respect to unsecured surety bonds incurred in the ordinary course of business includable in the computation of “Indebtedness” pursuant to item (d) of the definition thereof but for this exclusion.
“Transferee” is defined in Section 10.08(f).
“Type” means with respect to any Advance, its nature as a Base Rate Advance or a Eurodollar Advance.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 302(d)(7) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“United States” and “U.S.” each mean the United States of America.
“U.S. Bank” means U.S. Bank National Association.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.06(g).
“Wholly-Owned Subsidiary” means any entity in which (other than, in the case of a corporation, directors’ qualifying shares required by law) 100% of the capital stock or other equity interests of each class, if applicable, having ordinary voting power, and 100% of the capital stock or other equity interests of every other class, if applicable, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.
“Williston Basin” is defined in Section 7.05.
“Withholding Agent” means each of the Company and the Administrative Agent.

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1.02    Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms

(b)    The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule, Article and Exhibit references are to this Agreement unless otherwise specified.

(c)    (i)    The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii)    The term “including” is not limiting and means “including without limitation.”

(iii)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(iv)    The term “property” includes any kind of property or asset, real, personal or mixed, tangible or intangible.

(d)    Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e)    The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f)    This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Administrative Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase “in its/their sole discretion.”

(g)    This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent’s or Banks’ involvement in their preparation.

1.03    Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. Notwithstanding the foregoing, the Company may notify the Administrative Agent at any time that it has adopted IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean IFRS as in effect from time to time. If at any time the

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adoption of IFRS by the Company or any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Company, the Administrative Agent or the Majority Banks shall so request, the Administrative Agent, the Banks and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such adoption of IFRS or change in GAAP (subject to the approval of the Majority Banks); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP as in effect and applied immediately before such adoption of IFRS or change in GAAP shall have become effective and the Company shall provide to the Administrative Agent and the Banks reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder. Notwithstanding the foregoing, for all purposes hereof, no effect shall be given hereunder to any change under GAAP that results in operating leases being treated as capital leases.

(b)    References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of the Company.

1.04    Amendment and Restatement. The Company and the Banks acknowledge and agree that (a) effective at the time at which all conditions precedent set forth in Section 4.01 have been satisfied, this Agreement shall amend and restate in its entirety the Existing Credit Agreement and (b) there are no outstanding Loans under the Existing Credit Agreement.

ARTICLE II
THE FACILITY

2.01    The Facility.

(a)    Commitments of the Banks. Each Bank severally agrees to make revolving loans (each a “Loan”) to the Company, and each Issuer agrees to issue Letters of Credit for the account of the Company (or jointly and severally for the account of the Company and Centennial International), and each Bank severally agrees to participate in each such Letter of Credit as more fully set forth in Section 2.16, from time to time on or prior to the Termination Date; provided that (i) the aggregate amount of the outstanding Letter of Credit Obligations shall not exceed $100,000,000, (ii) the aggregate stated amount of Letters of Credit issued for the account of the Company and Centennial International shall not at any time exceed $50,000,000, (iii) after giving effect to any Credit Extension (and the use of proceeds thereof), the Company shall be in compliance with the last sentence of Section 7.12, (iv) the Outstanding Credit Exposure of any Bank shall not at any time exceed such Bank’s Commitment, (v) the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment and (vi) unless otherwise agreed to by a particular Issuer, the aggregate stated amount of the outstanding Letters of Credit issued by each Issuer shall not exceed $20,000,000. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow Loans at any time prior to the Termination Date.

(b)    Repayment of Facility. The principal amount of each Advance and all other unpaid Obligations shall be paid in full by the Company on the Termination Date.

2.02    Advances.

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(a)Advances. Each Advance hereunder shall consist of Loans made from the several Banks ratably in proportion to the amounts of their respective Commitments.

(b)Advance Rate Options. The Advances may be Base Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Company in accordance with Section 2.02(c). No Advance may mature after the Termination Date.

(c)Method of Selecting Rate Options and Interest Periods for Advances. The Company shall select the Rate Option and, in the case of each Eurodollar Advance, the Interest Period applicable thereto, from time to time. The Company shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) substantially in the form of Exhibit H not later than 11:30 a.m. (New York time) at least one Business Day before the Borrowing Date of each Base Rate Advance and at least three Business Days before the Borrowing Date for each Eurodollar Advance. A Borrowing Notice shall specify:

(i)    the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)    the aggregate amount of such Advance,

(iii)    the Rate Option selected for such Advance, and

(iv)    in the case of each Eurodollar Advance, the Interest Period applicable thereto
(which may not end after the Termination Date).

(d)Conversion and Continuation of Outstanding Advances. Base Rate Advances shall continue as Base Rate Advances unless and until such Base Rate Advances are either converted into Eurodollar Advances in accordance with this Section 2.02(d) or are prepaid in accordance with Section 2.06. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Base Rate Advance unless such Eurodollar Advance shall have been either (a) prepaid in accordance with Section 2.06 or (b) continued as a Eurodollar Advance for the same or another Interest Period in accordance with this Section 2.02(d). Subject to the terms of Section 2.05, the Company may elect from time to time to convert an Advance having one Rate Option to an Advance having a different Rate Option, or to continue the Rate Option applicable to all or any part of an Advance; provided that any conversion or continuation of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Company shall give the Administrative Agent irrevocable notice (a “Rate Option Notice”) of each conversion of a Base Rate Advance into a Eurodollar Advance, or continuation of a Eurodollar Advance, not later than 11:30 a.m. (New York time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

(i)    the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)    the aggregate amount and Rate Option applicable to the Advance which is to be converted or continued, and

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(iii)    the amount and Rate Option(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

2.03    Method of Borrowing. Not later than 1:00 p.m. (New York time) on each Borrowing Date, each Bank shall make available its Loan or Loans, in funds immediately available in New York to the Administrative Agent at its address specified pursuant to Section 10.02. The Administrative Agent will make the funds so received from the Banks available to the Company at the Administrative Agent’s aforesaid address.

2.04    Fees; Changes in Aggregate Commitment.

(a)    Facility Fee. The Company agrees to pay to the Administrative Agent for the account of each Bank a facility fee equal to the Applicable Amount on the average daily amount of such Bank’s Commitment (whether used or unused) from the date hereof to and including the Termination Date, payable in arrears on each Payment Date hereafter and on the Termination Date.

(b)    Changes in Aggregate Commitment.

(A)The Company may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Banks in integral multiples of $5,000,000, upon at least five Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued facility fees shall be payable on the effective date of any termination of the Commitments.

(B)So long as no Default or Event of Default exists, the Company may, from time to time, by means of a letter delivered to the Administrative Agent substantially in the form of Exhibit G, request that the Aggregate Commitment be increased, by a minimum amount of $25,000,000 and higher integral multiples of $5,000,000; provided that the aggregate amount of all increases under this Section 2.04(b) shall not exceed $150,000,000, by (a) increasing the Commitment of one or more Banks which have agreed to such increase and/or (b) adding one or more commercial banks or other Persons as a party hereto (each an “Additional Bank”) with a Commitment in an amount agreed to by any such Additional Bank; provided that no Additional Bank shall be added as a party hereto without the written consent of the Administrative Agent (which shall not be unreasonably withheld). Any increase in the Aggregate Commitment pursuant to this clause (B) shall be effective three Business Days after the date on which the Administrative Agent has received and accepted the applicable increase letter in the form of Annex I to Exhibit G (in the case of an increase in the Commitment of an existing Bank) or assumption letter in the form of Annex II to Exhibit G (in the case of the addition of a commercial bank or other Person as a new Bank). The Administrative Agent shall promptly notify the Company and the Banks of any increase in the amount of the Aggregate Commitment pursuant to this clause (B) and of the Commitment of each Bank after giving effect thereto. The Company acknowledges that, in order to maintain Advances in accordance with each Bank’s pro-rata share of all outstanding Advances

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prior to any increase in the Aggregate Commitment pursuant to this clause (B), a reallocation of the Commitments as a result of a non-pro-rata increase in the Aggregate Commitment may require prepayment of all or portions of certain Advances on the date of such increase (and any such prepayment shall be subject to the provisions of Section 3.05). For the avoidance of doubt, no Bank shall be required to participate in any increase in the Aggregate Commitment except in its sole discretion.

2.05    Minimum Amount of Each Advance. Except as provided in Section 2.16(f), each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Base Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $1,000,000 if in excess thereof); provided that any Base Rate Advance may be in the amount of the unused Commitments. The Company shall not request a Eurodollar Advance if, after giving effect to the requested Eurodollar Advance, more than 10 separate Eurodollar Advances would be outstanding.

2.06    Optional Principal Payments. The Company may from time to time pay, without penalty or premium, all outstanding Base Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Base Rate Advances upon at least one Business Day’s prior notice to the Administrative Agent. The Company may from time to time pay all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon at least three Business Days’ prior notice to the Administrative Agent, without penalty or premium, but subject to any funding indemnification as provided in Section 3.05.

2.07    Changes in Interest Rate, etc. Each Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Base Rate Advance pursuant to Section 2.02(d) to but excluding the date it is paid (except as otherwise provided in Section 2.08) or is converted into a Eurodollar Advance pursuant to Section 2.02(d), at a rate per annum equal to the Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance.

2.08    Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.02(c) or Section 2.02(d), during the continuance of a Default or an Event of Default the Majority Banks may, at their option, by notice to the Company (which notice may be revoked at the option of the Majority Banks notwithstanding any provision of Section 10.01 requiring unanimous consent of the Banks to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. If any Advance is not paid at maturity, whether by acceleration or otherwise, the Majority Banks may, at their option, by notice to the Company (which notice may be revoked at the option of the Majority Banks notwithstanding any provision of Section 10.01 requiring unanimous consent of the Banks to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Base Rate Advance shall bear interest at a rate per annum equal to

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the Base Rate otherwise applicable to such Base Rate Advance plus 2% per annum and (iii) the rate applicable to the Letter of Credit Fee shall be increased by 2% per annum.

2.09    Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds, to the Administrative Agent at the Administrative Agent’s address specified pursuant to Section 10.02, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Company, by 12:00 noon (New York time) on the date when due and shall be applied ratably by the Administrative Agent among the Banks to the payment of all Obligations then due and payable, if any, and otherwise to the payment of the remaining Obligations. Each payment delivered to the Administrative Agent for the account of any Bank shall be delivered promptly by the Administrative Agent to such Bank in the same type of funds that the Administrative Agent received at its address specified pursuant to Section 10.02 or at any Lending Installation specified in a notice received by the Administrative Agent from such Bank. The Administrative Agent is hereby authorized to charge the account of the Company maintained with the Administrative Agent (and/or its Affiliates) for each payment of principal, interest and fees as it becomes due hereunder.

2.10    Evidence of Debt; Telephonic Notices. The Credit Extensions made by each Bank shall be evidenced by one or more accounts or records maintained by such Bank and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Banks to the Company and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing hereunder. In the event of any conflict between the accounts and records maintained by any Bank and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Bank made through the Administrative Agent, the Company shall execute and deliver to such Bank (through the Administrative Agent) a Note, which shall evidence such Bank’s Loans in addition to such accounts or records. Each Bank may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. The Company hereby authorizes the Banks and the Administrative Agent to extend, convert or continue Advances, effect selections of Rate Options and transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Bank in good faith believes to be acting on behalf of the Company. The Company agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Bank, of each telephonic notice signed by a Responsible Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Banks, the records of the Administrative Agent and the Banks shall govern absent manifest error.

2.11    Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Base Rate Advance shall be payable on each Payment Date hereafter and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and fees shall be calculated for actual days elapsed on the basis of a

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360-day year, with the exception that interest on Base Rate Advances shall be calculated on the basis of a 365- or 366-day year, as appropriate. Interest shall be payable for the day an Advance is made but not for the day of any payment thereof on the amount paid if payment is received prior to 12:00 noon (New York time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.12    Notification of Advances, Interest Rates, Prepayments and Commitment Changes. Promptly after receipt thereof, the Administrative Agent will notify each Bank of the contents of each Aggregate Commitment reduction or increase notice, Borrowing Notice, Rate Option Notice and repayment notice received by it hereunder. The Administrative Agent will notify each Bank of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Bank prompt notice of each change in the Alternate Base Rate.

2.13    Lending Installations. Each Bank may book its Loans at any Lending Installation selected by such Bank and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans shall be deemed held by each Bank for the benefit of such Lending Installation. Each Bank may, by written notice to the Administrative Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

2.14    Non-Receipt of Funds by the Administrative Agent. Unless the Company or a Bank, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Bank, the proceeds of a Loan or (ii) in the case of the Company, a payment of principal, interest or fees to the Administrative Agent for the account of the Banks, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Bank or the Company, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Bank, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Company, the interest rate applicable to the relevant Loan.

2.15    Replacement of Bank. If (i) any Bank is a Defaulting Bank, (ii) the Company is required pursuant to Section 3.01, 3.02 or 3.06 to make any additional payment to any Bank or (iii) any Bank’s obligation to make or continue, or to convert Base Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.04 (any Bank so affected, an “Affected Bank”), the Company may elect, if any of the foregoing circumstances continue to exist, as applicable, to replace such Affected Bank as a Bank party to this Agreement (unless, in the case of the foregoing clause (ii) or clause (iii), such replacement would not reduce or eliminate such amounts or eliminate such suspension); provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement and such replacement would not result in the violation of any Requirement of Law by such Affected Bank;

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and provided, further, that, concurrently with such replacement, (A) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to such Affected Bank pursuant to an assignment substantially in the form of Exhibit F and to become a Bank for all purposes under this Agreement and to assume all obligations of such Affected Bank to be terminated as of such date and to comply with the requirements of Section 10.08 applicable to assignments (it being understood that such Affected Bank shall not be obligated to pay the processing fee described in Section 10.08(e)(ii) in connection with any such assignment) and (B) the Company shall pay to such Affected Bank in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Affected Bank by the Company hereunder to and including the date of termination, including payments due to such Affected Bank under Sections 3.01, 3.02, 3.05 and 3.06, and (2) an amount, if any, equal to the payment which would have been due to such Bank on the day of such replacement under Section 3.07 had the Loans of such Affected Bank been prepaid on such date rather than sold to the replacement Bank.

2.16    Letters of Credit.

(a)    Issuance. Subject to Section 2.01, each Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit (each a “Letter of Credit”) and to renew, extend, increase, decrease or otherwise modify Letters of Credit (“Modify,” and each such action a “Modification”), in each case in a form reasonably acceptable to the Administrative Agent and such Issuer, from time to time from and including the date of this Agreement and prior to the Termination Date upon the request of the Company. No Letter of Credit shall have an expiry date later than the earlier of (x) one year after the issuance thereof (provided that any Letter of Credit may provide for the automatic renewal thereof for additional one-year periods (unless the applicable Issuer elects not to extend)) and (y) five Business Days prior to the Termination Date (unless such Letter of Credit is Cash Collateralized as required by Section 2.16(k)). No Issuer shall be obligated to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuer from issuing such Letter of Credit, or any law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuer is not otherwise compensated hereunder) not in effect on the Execution Date, or shall impose upon such Issuer any unreimbursed loss, cost or expense which was not applicable on the Execution Date and which such Issuer in good faith deems material to it; (ii) except as otherwise agreed by the Administrative Agent and such Issuer, such Letter of Credit is in an initial stated amount less than $500,000; (iii) such Letter of Credit is to be denominated in a currency other than Dollars; or (iv) any Bank is at that time a Defaulting Bank, unless such Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuer (in its sole discretion) with the Company or such Bank to eliminate such Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to such Defaulting Bank and all other Obligations as to which such Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(b)    Participations. Upon the issuance or Modification by an Issuer of a Letter of Credit in accordance with this Section 2.16 (or, in the case of any Existing Letter of Credit, on

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the date hereof), such Issuer shall be deemed, without further action by any Person, to have unconditionally and irrevocably sold to each Bank, and each Bank shall be deemed, without further action by any Person, to have unconditionally and irrevocably purchased from such Issuer, a participation in such Letter of Credit (and each Modification thereof) and the related Letter of Credit Obligations in proportion to its Pro Rata Share.

(c)    Notice. Subject to Section 2.16(a), the Company shall give the Administrative Agent and the applicable Issuer notice prior to 11:00 a.m. (New York time) at least three Business Days (or such lesser period of time as such Issuer may agree in its sole discretion) prior to the proposed date of issuance or Modification of each Letter of Credit, (i) specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Letter of Credit, (ii) describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby and (iii) if such Letter of Credit is to be issued jointly and severally for the account of the Company and Centennial International, signed by both such entities and confirming that, after giving effect to the issuance of such Letter of Credit, the Company is in compliance with the last sentence of Section 7.12. Upon receipt of such notice the Administrative Agent shall promptly notify each Bank of the contents thereof and of the amount of such Bank’s participation in such proposed Letter of Credit. The issuance or Modification by an Issuer of any Letter of Credit shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which such Issuer shall have no duty to ascertain, it being understood, however, that such Issuer shall not issue any Letter of Credit if it has received written notice from the Company, the Administrative Agent or any Bank that any such conditions precedent have not been satisfied), be subject to the conditions precedent that (i) the applicable Issuer has received notice from the Administrative Agent confirming that there is availability for the issuance of such Letter of Credit and (ii) such Letter of Credit shall be satisfactory to such Issuer and that the Company shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Letter of Credit as such Issuer shall have reasonably requested (each a “Letter of Credit Application”). In the event of any conflict between the terms of this Agreement and the terms of any Letter of Credit Application, the terms of this Agreement shall control.

(d)    Letter of Credit Fees. The Company shall pay to the Administrative Agent, for the account of the Banks ratably in accordance with their respective Pro Rata Shares, with respect to each Letter of Credit, a letter of credit fee (the “Letter of Credit Fee”) at a per annum rate equal to the Applicable Amount in effect from time to time on the maximum undrawn amount which may at any time thereafter be available under such Letter of Credit, such fee to be payable in arrears on each Payment Date hereafter, on the Termination Date and thereafter on demand (any such payment, an “LC Disbursement”). The Company shall also pay to each Issuer for its own account (x) a fronting fee as set forth in the applicable Fee Letter, with such fee to be payable in arrears on each Payment Date hereafter, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under the applicable Letters of Credit in accordance with such Issuer’s standard schedule for such charges as in effect from time to time.

(e)    Administration; Reimbursement by Banks. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the applicable Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Company and each other Bank as to the amount to be paid by such Issuer as a result of such demand. The responsibility of any Issuer to the Company and each Bank shall

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be only to determine that the documents delivered under each applicable Letter of Credit in connection with a demand for payment are in conformity in all material respects with such Letter of Credit. Each Issuer shall endeavor to exercise the same care in its issuance and administration of Letters of Credit as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by such Issuer, each Bank shall be unconditionally and irrevocably obligated, without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse such Issuer on demand for (i) such Bank’s Pro Rata Share of the amount of each payment made by such Issuer under each Letter of Credit to the extent such amount is not reimbursed by the Company pursuant to Section 2.16(f) below, plus (ii) interest on the foregoing amount, for each day from the date of the applicable payment by such Issuer to the date on which such Issuer is reimbursed by such Bank for its Pro Rata Share thereof, at a rate per annum equal to the Federal Funds Effective Rate or, beginning on the third Business Day after demand for such amount by such Issuer, the rate applicable to Base Rate Advances.

(f)    Reimbursement by Company. The Company shall reimburse (which reimbursement may be by the making of Base Rate Advances pursuant to this Section 2.16(f) or otherwise) the applicable Issuer through the Administrative Agent prior to 12:00 noon (New York time) on the date that any amount is paid by such Issuer under any Letter of Credit (each such date, an “Honor Date”) or, if the Company does not receive notice of such payment by such Issuer prior to 10:00 a.m. (New York time) on an Honor Date, on the next succeeding Business Day after the Honor Date (in which case such reimbursement shall include interest for the period from the Honor Date to the date of reimbursement at the rate then applicable to Base Rate Advances). If the Company fails to reimburse the applicable Issuer for the full amount of any drawing under any Letter of Credit on the date and by the time specified in the previous sentence (by the making of Base Rate Advances pursuant to this Section 2.16(f) or otherwise), then (a) the Company shall be deemed to have requested that Base Rate Advances in an amount equal to the unreimbursed amount be made by the Banks on such date (and the Administrative Agent shall promptly notify each Bank thereof); (b) subject to the conditions set forth in Section 4.02 (but without regard to the minimum and integral multiple requirements for borrowings set forth in Section 2.05), the Banks shall make such Advances on such date; and (c) the Administrative Agent shall deliver the proceeds of such Advances to the applicable Issuer to pay such unreimbursed amount. The Company shall be irrevocably and unconditionally obligated to reimburse each Issuer on or before the applicable Honor Date for any amount to be paid by such Issuer upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind; provided that the Company shall not be precluded from asserting any claim for direct (but not consequential) damages suffered by the Company to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such Issuer in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) such Issuer’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Each Issuer will pay to each Bank ratably in accordance with its Pro Rata Share all amounts received by it from the Company for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit issued by such Issuer, but only to the extent such Bank made payment to such Issuer in respect of such Letter of Credit pursuant to Section 2.16(e).

(g)    Obligations Absolute. The Company’s obligations under this Section 2.16 shall be absolute and unconditional under any and all circumstances and irrespective of any

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setoff, counterclaim or defense to payment which the Company may have or have had against the applicable Issuer, any Bank or any beneficiary of a Letter of Credit. The Company further agrees with each Issuer and the Banks that no Issuer or Bank shall be responsible for, and the Company’s Reimbursement Obligation in respect of any Letter of Credit shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Company, any of its Affiliates, the beneficiary of any Letter of Credit or any financing institution or other party to whom any Letter of Credit may be transferred or any claims or defenses whatsoever of the Company or of any of its Affiliates against the beneficiary of any Letter of Credit or any such transferee. No Issuer shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Company agrees that any action taken or omitted by the applicable Issuer or any Bank under or in connection with any Letter of Credit and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Company and shall not put such Issuer or any Bank under any liability to the Company. Nothing in this Section 2.16(g) is intended to limit the right of the Company to make a claim against the applicable Issuer for damages as contemplated by the proviso to the third sentence of Section 2.16(f).

(h)    Actions of Issuer. Each Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, email, telex message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Issuer. Each Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.16, each Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and any future holder of a participation in any applicable Letter of Credit.

(i)    Indemnification. The Company agrees to indemnify and hold harmless each Bank, the applicable Issuer and the Administrative Agent, and their respective directors, officers, agents and employees, from and against any and all claims and damages, losses, liabilities, costs or expenses which such Bank, such Issuer or the Administrative Agent may incur (or which may be claimed against such Bank, such Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including any claims, damages, losses, liabilities, costs or expenses which such Issuer may incur by reason of or in connection with (i) the failure of any other Bank to fulfill or comply with its obligations to such Issuer hereunder (but nothing herein contained shall affect any right the Company may have against any defaulting Bank) or (ii) by reason of or on account of such Issuer issuing any Letter of Credit which specifies that the term “Beneficiary” therein includes any successor by operation of law of the named Beneficiary, but which Letter of Credit does not require that any drawing by any such successor Beneficiary be accompanied by a

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copy of a legal document, satisfactory to such Issuer, evidencing the appointment of such successor Beneficiary; provided that the Company shall not be required to indemnify any Bank, the applicable Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of such Issuer in determining whether a request presented under any Letter of Credit issued by such Issuer complied with the terms of such Letter of Credit or (y) such Issuer’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.16(i) is intended to limit the obligations of the Company under any other provision of this Agreement.

(j)    Banks’ Indemnification. Each Bank shall, ratably in accordance with its Pro Rata Share, indemnify each applicable Issuer and its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Company) against any cost, expense (including reasonable counsel fees and charges), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or such Issuer’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit) that such indemnitees may suffer or incur in connection with this Section 2.16 or any action taken or omitted by such indemnitees hereunder.

(k)    LC Collateral Account. The Company agrees that it will establish on the Termination Date (or on such earlier date as may be required pursuant to Section 8.02), and thereafter maintain so long as any Letter of Credit is outstanding or any amount is payable to any Issuer or the Banks in respect of any Letter of Credit, a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “LC Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Section 10.02, in the name of the Company but under the sole dominion and control of the Administrative Agent, for the benefit of the Banks, and in which the Company shall have no interest other than as set forth in Section 8.02. The Company shall cause to be maintained on deposit in the LC Collateral Account at all times on and after the Termination Date an amount equal to 105% of the Letter of Credit Obligations, and the Company hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Banks and the Issuers, a security interest in all of the Company’s right, title and interest in and to all funds which may from time to time be on deposit in the LC Collateral Account, to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the LC Collateral Account in certificates of deposit of U.S. Bank having a maturity not exceeding 30 days. At any time prior to the Termination Date, the Administrative Agent will, not later than three Business Days following the request of the Company and so long as no Default or Event of Default then exists, return to the Company funds that were deposited by the Company in the LC Collateral Account pursuant to this clause (k), together with any accrued interest thereon.

(l)    Rights as a Bank. In its capacity as a Bank, each Issuer shall have the same rights and obligations as any other Bank.

2.17    Additional Cash Collateral. Without limiting the obligations of the Company under Section 2.16(k), at any time that there shall exist a Defaulting Bank, within two (2) Business Days following the written request of the Administrative Agent or any Issuer (with a copy to the Administrative Agent), the Company shall Cash Collateralize the Issuers’ Fronting

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Exposure with respect to such Defaulting Bank (determined after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by such Defaulting Bank) in an amount not less than the Minimum Collateral Amount.

(a)    Grant of Security Interest. The Company, and to the extent provided by any Defaulting Bank, such Defaulting Bank, hereby grants to the Administrative Agent, for the benefit of the Issuers, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Banks’ obligations to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuers as herein provided (other than Liens of the type described in Section 7.01(c) or (l)), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Bank).

(b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.17 or Section 2.18 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Banks’ obligations to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Bank, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.17, and shall be returned to the Person that provided such Cash Collateral not later than three Business Days after such Person’s request, in each case following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Bank status of the applicable Bank in accordance with Section 2.18(b)), or (ii) the determination by the Administrative Agent and each Issuer that there exists excess Cash Collateral; provided that, subject to Section 2.18 (including any agreement pursuant thereto whereby a Defaulting Bank agrees to maintain Cash Collateral with the Administrative Agent as a condition to such Defaulting Bank ceasing to be deemed a Defaulting Bank), the Person providing Cash Collateral and each Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations (and, in the case of any such Cash Collateral that was provided by the Company and will be so held, such Cash Collateral shall remain subject to the security interest granted hereunder).

2.18    Defaulting Banks.

(a)    Defaulting Bank Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Bank becomes a Defaulting Bank, then, until such time as such Bank is no longer a Defaulting Bank, to the extent permitted by applicable law:

(i)    Waivers and Amendments. Such Defaulting Bank’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Banks.

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(ii)    Defaulting Bank Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Bank pursuant to Section 10.10 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Bank to any Issuer hereunder; third, to Cash Collateralize the Issuers’ Fronting Exposure with respect to such Defaulting Bank in accordance with Section 2.17; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Bank’s potential future funding obligations with respect to Advances under this Agreement and (y) Cash Collateralize the Issuers’ future Fronting Exposure with respect to such Defaulting Bank with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17; sixth, to the payment of any amounts owing to the Banks, the Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Bank or the Issuers against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Bank as a result of such Defaulting Bank's breach of its obligations under this Agreement; and eighth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or unpaid Reimbursement Obligations in respect of which such Defaulting Bank has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and LC Disbursements owed to, all Non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Bank until such time as all Advances and funded and unfunded participations in Letter of Credit Obligations are held by the Banks pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.18(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Bank, and each Bank irrevocably consents hereto.

(iii)    Certain Fees. (A) Each Defaulting Bank shall be entitled to receive a facility fee for any period during which that Bank is a Defaulting Bank only to extent allocable to the sum of (1) the outstanding principal amount of the Loans funded by it, and (2) its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.

(B)    Each Defaulting Bank shall be entitled to receive Letter of Credit Fees for any period during which that Bank is a Defaulting Bank

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only to the extent allocable to its Pro Rata Share of the stated amount of Letters of     Credit for which it has provided Cash Collateral pursuant to Section 2.17.
(C)    With respect to any facility fee or Letter of Credit Fee not required to be paid to any Defaulting Bank pursuant to clause (A) or (B) above, the Company shall (x) pay to each Non-Defaulting Bank that portion of any such fee otherwise payable to such Defaulting Bank with respect to such Defaulting Bank’s participation in Letter of Credit Obligations that has been reallocated to such Non-Defaulting Bank pursuant to clause (iv) below, (y) pay to each Issuer, as applicable, the amount of any such fee otherwise payable to such Defaulting Bank to the extent allocable to such Issuer’s Fronting Exposure to such Defaulting Bank, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Bank’s participation in Letter of Credit Obligations shall be reallocated among the Non-Defaulting Banks in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Bank’s Commitment and Outstanding Credit Exposure) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the Outstanding Credit Exposure of any Non-Defaulting Bank to exceed such Non-Defaulting Bank’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Bank arising from that Bank having become a Defaulting Bank, including any claim of a Non-Defaulting Bank as a result of such Non-Defaulting Bank’s increased exposure following such reallocation.

(v)    Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.

(b)    Defaulting Bank Cure. If the Company, the Administrative Agent and each Issuer agree in writing that a Bank is no longer a Defaulting Bank, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions agreed to by the Company, the Administrative Agent, each Issuer and such Bank set forth in such notice, such Bank will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Banks or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Banks in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.18(a)(iv)) whereupon such Bank will cease to be a Defaulting Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to

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Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank.

(c)    New Letters of Credit. So long as any Bank is a Defaulting Bank, no Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE III
YIELD PROTECTION; TAXES

3.01    Increased Costs Generally. If, on or after the date of this Agreement, there occurs any adoption of or change in any law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case of clauses (x) and (y), regardless of the date enacted, adopted, issued, promulgated or implemented, or compliance by any Bank or applicable Lending Installation or any Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (any of the foregoing, a “Change in Law”) which:

(a)    subjects any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(b)    imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank or any applicable Lending Installation or any Issuer (other than reserves and assessments taken into account in determining the Eurodollar Rate), or

(c)    imposes any other condition (other than Taxes) the result of which is to increase the cost to any Bank or any applicable Lending Installation or any Issuer of funding or maintaining its Eurodollar Loans, or of issuing or participating in Letters of Credit, or reduces any amount receivable by any Bank or any applicable Lending Installation or any Issuer in connection with its Eurodollar Loans, Letters of Credit or participations therein, or requires any Bank or any applicable Lending Installation or any Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Letters of Credit or participations therein held or interest or Letter of Credit Fees received by it, by an amount deemed material by such Bank or such Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Person of making or maintaining its Loans or Commitment or of issuing or participating in Letters of Credit or to reduce the return received by such Person in connection with such Loans or Commitment, Letters of Credit or participations therein, then, within 15 days after demand by such Person, the

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Company shall pay such Person, as the case may be, such additional amount or amounts as will compensate such Person for such increased cost or reduction in amount received.
3.02    Changes in Capital Adequacy Regulations. If any Bank or Issuer determines that any Change in Law affecting such Bank or Issuer or any lending office of such Bank or such Bank’s or Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Bank’s or Issuer’s capital or on the capital of such Bank’s or Issuer’s holding company, if any, as a consequence of this Agreement, the Commitment of such Bank or the Loans made by, or participations in Letters of Credit held by, such Bank, or the Letters of Credit issued by any Issuer, to a level below that which such Bank or Issuer or such Bank’s or Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Bank’s or Issuer’s policies and the policies of such Bank’s or Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Bank or Issuer, as the case may be, such additional amount or amounts as will compensate such Bank or Issuer or such Bank’s or Issuer’s holding company for any such reduction suffered.

3.03    Certificates for Reimbursement; Delay in Requests.

(a)    A certificate of a Bank or Issuer setting forth the amount or amounts necessary to compensate such Bank or Issuer or its holding company, as the case may be, as specified in Section 3.01 or 3.02 and delivered to the Company, shall be conclusive absent manifest error. The Company shall pay such Bank or Issuer, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(b)    Failure or delay on the part of any Bank or Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Bank’s or Issuer’s right to demand such compensation; provided that the Company shall not be required to compensate a Bank or Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Bank or Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions, and of such Bank’s or Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

3.04    Availability of Types of Advances. If (a) any Bank determines that the making, maintaining or funding of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (b) if the Majority Banks determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Administrative Agent shall suspend the availability of Eurodollar Advances and, in the case of clause (a) only, require any affected Eurodollar Advances to be repaid or converted to Base Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.05.

3.05    Funding Indemnification. If (a) any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, (b) a Eurodollar Advance is not made on the date

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specified by the Company for any reason other than default by the Banks, (c) a Eurodollar Loan is converted other than on the last day of the Interest Period applicable thereto, (d) the Company fails to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto or (e) any Eurodollar Loan is assigned other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.15, the Company will indemnify each Bank for any costs, expenses and Interest Differential (as determined by such Bank) incurred as a result thereof.  The term “Interest Differential” shall mean that sum equal to the greater of zero or the financial loss incurred by the applicable Bank resulting from any action described in clauses (a) through (e) above, calculated as the difference between the amount of interest such Bank would have earned (from the investments in money markets as of the Borrowing Date of such Loan) had such action not occurred and the interest such Bank will actually earn (from like investments in money markets as of the date of prepayment) as a result of the redeployment of such funds.  Because of the short-term nature of this facility, the Company agrees that Interest Differential shall not be discounted to its present value.

3.06    Taxes.

(a)    Issuer. For purposes of this Section 3.06, the term “Bank” includes any Issuer.

(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)    Payment of Other Taxes by the Company. The Company shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)    Indemnification by the Company. The Company shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.

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(e)Indemnification by the Banks. Each Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so) and (ii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Administrative Agent to such Bank from any other source against any amount due to the Administrative Agent under this clause (e).

(f)Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section 3.06, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Banks.

(i)Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.06(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the applicable Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.

(ii)Without limiting the generality of the foregoing,

(A)any Bank that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;

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(B)any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)to the extent a Foreign Bank is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained

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in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.06 (including by the payment of additional amounts pursuant to this Section 3.06), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This clause shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

3.07    Mitigation Obligations; Replacement of Banks.

(a)    Mitigation Obligations. If any Bank requests compensation under Section 3.01 or 3.02, or requires the Company to pay any Indemnified Taxes or additional amounts to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 3.06, then such Bank shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01, 3.02 or 3.06, as the case may be, in the future, and (ii) would not subject such Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank. The Company hereby

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agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.

(b)    Replacement of Banks. If any Bank requests compensation under Section 3.01 or 3.02, or requires the Company to pay any Indemnified Taxes or additional amounts to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 3.06, and, in each case, such Bank has declined or is unable to designate a different lending office in accordance with Section 3.07(a) (each such Bank, an “Increased Cost Bank”), or if any Bank is a Defaulting Bank or a Non-Consenting Bank, then the Company may, at its sole expense and effort, upon notice to such Bank and the Administrative Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.08), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01, 3.02 or 3.06) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that:

(A)the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.08;

(B)such Bank shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(C)in the case of any such assignment resulting from a claim for compensation under Section 3.01 or 3.02, such assignment will result in a reduction in such compensation or payments thereafter;

(D)such assignment does not conflict with applicable law; and

(E)in the case of any assignment resulting from a Bank becoming a Non-Consenting Bank, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

(c)    A Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each Bank and Issuer hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Bank or Issuer, as the case may be, as assignor, any Assignment Agreement necessary to effect any assignment of such Bank’s or Issuer’s interests hereunder in the circumstances contemplated by this Section 3.07. Each Bank agrees that if the Company exercises its option hereunder to cause an assignment by such Bank as an Increased Cost Bank, Non-Consenting Bank or Defaulting Bank, such Bank shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effect such assignment in accordance with Section 3.07. In the event that a Bank does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Bank hereby authorizes and directs the

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Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.08 on behalf of an Increased Cost Bank, Non-Consenting Bank or Defaulting Bank and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.08.

ARTICLE IV
CONDITIONS PRECEDENT

4.01    Initial Credit Extension. The obligation of the Banks and the Issuers to make the initial Credit Extension is subject to the following conditions precedent (unless all of the Banks, in their sole and absolute discretion, shall agree otherwise):

(a)    The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer, each dated as of the date of this Agreement and each in form and substance satisfactory to the Administrative Agent and the Banks (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

(1)one executed counterpart of this Agreement, together with arrangements satisfactory to Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Banks and the Company;

(2)a Note executed by the Company in favor of each Bank requesting a Note;

(3)copies of the resolutions of the Board of Directors or the executive committee of the Company approving and authorizing the execution, delivery and performance by the Company of the Loan Documents to which it is a party, certified as of the date of this Agreement by the Secretary or an Assistant Secretary of the Company;

(4)a certificate of the Secretary or Assistant Secretary of the Company, certifying the names, titles and true signatures of the Responsible Officers and any other officers of the Company authorized to execute and deliver the Loan Documents to which it is a party, upon which certificate the Administrative Agent, the Issuers and the Banks shall be entitled to rely until informed of any change in writing by the Company;

(5)copies of the articles or certificate of incorporation of the Company as in effect on the date of this Agreement and the bylaws of the Company as in effect on the date of this Agreement, certified by the Secretary or Assistant Secretary of the Company as of the date of this Agreement;

(6)a good standing certificate for the Company from the Secretary of State of the State of Delaware;

(7)the Opinions of Counsel;

(8)a certificate signed by a Responsible Officer certifying that the conditions specified in Sections 4.01(c), 4.01(d) and 4.01(f) have been satisfied;

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(9)written money transfer instructions, in substantially the form of Exhibit D, addressed to the Administrative Agent and signed by a Responsible Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

(10)if the initial Credit Extension will be the issuance of a Letter of Credit, a properly completed Letter of Credit Application; and

(11)such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

(b)    Attorney Costs of the Co-Lead Arrangers to the extent invoiced prior to or on the Execution Date, plus such additional amounts of Attorney Costs as shall constitute the reasonable estimate of Attorney Costs incurred or to be incurred by the Co-Lead Arrangers through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Co-Lead Arrangers) shall have been paid.

(c)    The representations and warranties of the Company contained in Article V shall be true and correct in all material respects.

(d)    The Company shall be in compliance with all the terms and provisions of the Loan Documents, and, after giving effect to the initial Advance, no Default or Event of Default shall exist.

(e)    The Company shall have paid to the Administrative Agent for the account of the Banks such upfront fees as have been agreed to by the Company, the Administrative Agent and the Co-Lead Arrangers pursuant to the Fee Letters.

(f)    There shall have occurred since December 31, 2013 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

4.02    Each Credit Extension. The obligation of the Banks and the Issuers to make any Credit Extension (including the initial Credit Extension) is subject to the following conditions precedent:

(a)    the representations and warranties of the Company contained in Article V (except (i) in the case of a conversion or continuation pursuant to Section 2.02(d), the representations set forth in Sections 5.05, 5.11(b) and 5.12 and in the second and third sentences of Section 5.14 and (ii) in the case of a Loan the proceeds of which will be used to pay maturing commercial paper of the Company, the representations set forth in Sections 5.05(b) and 5.11(b)) are true and correct in all material respects as though made on and as of the date of such Credit Extension (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date);

(b)    no Default or Event of Default exists or would result from such Credit Extension; and

(c)    the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or

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consents related to the foregoing as the Administrative Agent or Majority Banks reasonably may require.

On the date of each Credit Extension, the Company shall be deemed to have represented and warranted that the representations and warranties contained in Article V (except (x) in the case of a conversion or continuation pursuant to Section 2.02(d), the representations set forth in Sections 5.05, 5.11(b) and 5.12 and in the second and third sentences of Section 5.14 and (y) in the case of a Loan the proceeds of which will be used to pay maturing commercial paper of the Company, the representations set forth in Sections 5.05(b) and 5.11(b)) are true and correct in all material respects as though made on and as of the date of such Credit Extension (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date).
ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Administrative Agent, each Issuer and each Bank that:
5.01    Existence and Power; Standing; Compliance With Laws. The Company and each of its Subsidiaries: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) with respect to the Company, to execute, deliver, and perform its obligations under the Loan Documents; (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and (d) is in compliance with all Requirements of Law; except, in each case referred to in clauses (a) (other than with respect to the Company), (b)(i), (c) and (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02    Corporate Authorization; No Contravention or Conflict. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is a party, have been duly authorized by all necessary corporate action, and do not and will not: (a) contravene the terms of any of the Company’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien created under any Loan Document) under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or (c) violate any Requirement of Law.

5.03    Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Agreement or any other Loan Document.

5.04    Validity and Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as

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enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

5.05    Litigation; Environmental Claims. Except as set forth in the Company’s financial statements dated December 31, 2013, there are, as of the Execution Date, no actions, suits, proceedings, claims (including Environmental Claims) or disputes pending, or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or by or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which: (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

5.06    No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Execution Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Execution Date, create an Event of Default under Section 8.01(e).

5.07    ERISA Compliance. Each of the Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and published interpretations thereunder, except for any such failure that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

5.08    Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.11 and Section 7.06. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Margin Stock constitutes less than 25% of the value of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

5.09    Title to Properties. To the Company’s knowledge, without having undertaken any search of real property records for this purpose, the Company and each Subsidiary have good and sufficient title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, and good title to all other property and assets reflected in the Company’s most recent consolidated financial statements provided to the Banks as owned by the Company and its Subsidiaries, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Execution Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

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5.10    Taxes. The Company and its Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and except those the failure to file or pay which would not have a Material Adverse Effect. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

5.11    Financial Condition. (a) The audited consolidated and consolidating financial statements of the Company and its Subsidiaries dated December 31, 2013, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the fiscal periods ended on such dates:

(i)    were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein (and subject, in the case of unaudited statements, to the absence of footnotes and to normal year-end adjustments);

(ii)    fairly present the financial condition of the Company and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby; and

(iii)    show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the dates thereof, including liabilities for taxes, material commitments and Contingent Obligations.

(b)    Since December 31, 2013, there has been no Material Adverse Effect.

5.12    Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.13    Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is required to register as an “Investment Company” within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

5.14    Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent that noncompliance would not have a Material Adverse Effect. To the knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person, except to the extent that noncompliance would not have a Material Adverse

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Effect. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

5.15    Subsidiaries. As of the Execution Date, the Company has no Subsidiaries other than those specifically disclosed in part (I) of Schedule 5.15 and has no equity investments in any other corporation or entity other than those specifically disclosed in part (II) of Schedule 5.15.

5.16    Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates, except to the extent that noncompliance would not have a Material Adverse Effect.

5.17    Solvency. The Company is Solvent, and the Company and its Subsidiaries, taken as a whole, are Solvent.

5.18    Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered. It is understood that any financial projections contained in any of the aforementioned materials represent projections based on various assumptions that the Company believes in good faith are reasonable in light of the circumstances and that any such projection of future results of operations may or may not occur and no assurance can be given that any such projected results will be achieved.

5.19    Senior Debt. The Obligations will be at least pari passu with all other senior unsecured debt of the Company.

5.20    OFAC; Anti-Terrorism Laws.

(a)    Neither the Company nor any Subsidiary (i) is a Sanctioned Person, (ii) has assets in Sanctioned Countries, or (iii) derives any operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries.  No part of the proceeds of any Loan hereunder will be used directly or, to the Company’s knowledge indirectly to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Person or a Sanctioned Country.

(b)    Neither the making of the Credit Extensions hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or successor statute

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thereto.  The Company and its Subsidiaries are in compliance in all material respects with the PATRIOT Act.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Bank has any Commitment hereunder, any Letter of Credit remains outstanding or any Loan or other Obligation remains unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:
6.01    Financial Statements. The Company shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Majority Banks, with sufficient copies for each Bank (to be promptly forwarded by the Administrative Agent to each of the Banks upon receipt thereof):

(a)    as soon as available, but in no event later than 120 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2014), copies of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income of operations, shareholders’ equity and cash flows for such year, together with exhibits thereto containing the consolidating balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidating statements of income of operations, shareholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm (“Independent Auditor”), which opinion shall (i) state that such financial statements present fairly the financial position and results of operations of the Company and its Subsidiaries at the time and for the periods indicated in conformity with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted in such financial statements, (ii) not be qualified or limited as to going concern or because of a restricted or limited examination by the Independent Auditor of any material portion of the Company’s or any Subsidiary’s records and (iii) be delivered to the Administrative Agent;

(b)    as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending March 31, 2014), a copy of the unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income, shareholders’ equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and its Subsidiaries at the time and for the periods indicated.

6.02    Certificates; Other Information. The Company shall furnish to the Administrative Agent, with sufficient copies for each Bank:

(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

(b)    upon request of any Bank, copies of all financial statements and reports that MDU Resources Group, Inc. sends to its shareholders, and copies of all financial statements

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and regular, periodical or special reports (including Forms 10-K, 10-Q and 8-K) that MDU Resources Group, Inc. may make to, or file with, the SEC;

(c)    upon request of any Bank, copies of the most recent annual report (Form 5500 Series), including any supporting schedules, filed by the Company or any ERISA Affiliate with the IRS with respect to any Plan; and

(d)    promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Bank, may from time to time reasonably request.

6.03    Notices. The Company shall promptly notify the Administrative Agent and each Bank: (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance known to the Company that will become a Default or Event of Default; (b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any of its Subsidiaries; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any of its Subsidiaries and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws; (c) of any of the following events affecting the Company, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company with respect to such event: (i) an ERISA Event (together with a written notice specifying the nature thereof, what action the Company has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the IRS, the PBGC or the Department of Labor with respect thereto); and (ii) the adoption of any Pension Plan, or of any amendment to a Pension Plan if such amendment results in a material increase in contributions or Unfunded Pension Liability; (d) of any material change in accounting policies or financial reporting practices by the Company or any of its Subsidiaries; (e) of any announcement by any rating agency of any change in any component of the Pricing Rating; (f) of any loan or advance made by the Company to Centennial International; and (g) upon the request from time to time of the Administrative Agent, of the Swap Termination Values, together with a description of the method by which such amounts were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party.

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that the Company believes have been or will be breached or violated.
6.04    Preservation of Existence. Subject to transactions permitted by Section 7.02 or Section 7.03, the Company shall, and shall cause each Subsidiary to: (a) preserve and maintain in full force and effect its existence and good standing under the laws of its state or jurisdiction of organization; (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business; (c) use reasonable efforts, in the ordinary course of business, to preserve

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its business organization and goodwill; and (d) preserve or renew all of its registered patents, trademarks, trade names and service marks; except, in each case referred to in clause (a) with respect to any Subsidiary and clauses (b) through (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.05    Maintenance of Property. Subject to transactions permitted by Section 7.02 or Section 7.03, the Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that noncompliance would not have a Material Adverse Effect.

6.06    Insurance. The Company shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as are customarily carried under similar circumstances by such other Persons, except to the extent that noncompliance would not have a Material Adverse Effect, and the Company will furnish to any Bank upon request full information as to the insurance carried within fifteen Business Days.

6.07    Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become payable, all their respective obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, except where (i) the same are being contested in good faith by appropriate proceedings and (ii) unless the Company has received an opinion of independent tax counsel that more likely than not neither the Company nor any of its Subsidiaries is liable for such amounts, adequate reserves to the extent required under GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, except to the extent such claims may be contested in good faith by appropriate proceedings or as to which a bona fide dispute may exist or with respect to which adequate reserves to the extent required under GAAP have been taken; and (c) all indebtedness, as and when payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except to the extent such claims may be contested in good faith by appropriate proceedings or as to which a bona fide dispute may exist or with respect to which adequate reserves, to the extent required under GAAP, have been taken; except, in each case referred to in clauses (a) through (c), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.08    Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist and except to the extent that noncompliance would not reasonably be expected to have a Material Adverse Effect.

6.09    Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such

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Subsidiaries. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and (unless there exists an Event of Default, in the presence of one or more officers of the Company, which persons the Company agrees to make available) independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that when an Event of Default exists, the Administrative Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

6.10    Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except to the extent that noncompliance would not have a Material Adverse Effect.

6.11    Use of Proceeds. The Company shall use the proceeds of the Loans for working capital and other general corporate purposes (including for commercial paper back-up and to fund negotiated Acquisitions and other investments otherwise permitted hereunder) not in contravention of any Requirement of Law or of any Loan Document.

6.12    OFAC, PATRIOT Act Compliance.  The Company shall, and shall cause each Subsidiary to, (i) refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC, and (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Bank in order to assist the Administrative Agent and the Banks in maintaining compliance with the PATRIOT Act.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Bank has any Commitment hereunder, any Letter of Credit remains outstanding or any Loan or other Obligation remains unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:
7.01    Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary (other than any Project Finance Subsidiary or any International Subsidiary) to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)    any Lien existing on property of the Company or any Subsidiary on the Execution Date and set forth in Schedule 7.01 securing Indebtedness outstanding on such date;

(b)    any Lien created under any Loan Document;

(c)    Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07;

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(d)    carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, operators’ (including Liens arising under operating, pooling or unitizing agreements of a scope and nature customary in the oil and gas industry) or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and for which adequate reserves are maintained on the books of such Person;

(e)    Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business under workers’ compensation laws, unemployment insurance and other social security or retirement benefits, or similar legislation;

(f)    Liens on the property of the Company or its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety, reclamation and appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

(g)    Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and the aggregate amount of the obligations secured by all such liens for the Company and its Subsidiaries (other than any Project Finance Subsidiary) does not exceed $50,000,000 at any time;

(h)    easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

(i)Liens on assets of Persons which become Subsidiaries after the Execution Date or liens existing on any property acquired by the Company or any Subsidiary at the time such property is acquired, provided that (A) such Liens existed at the time the respective Persons became Subsidiaries or at the time such property was acquired, as applicable, and were not created in anticipation thereof and (B) such Liens shall extend solely to the property so acquired and to identifiable proceeds thereof, and shall not attach to any other property of the Company or its Subsidiaries;

(j)purchase money security interests on any real or personal property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property;

(k)Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

(l)Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or

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other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

(m)Liens arising in connection with Securitization Transactions; provided that the amount of all Securitization Obligations shall not at any time exceed $75,000,000;

(n)Liens on the stock or other equity interests of any Project Finance Subsidiary or Joint Venture to secure obligations of such Project Finance Subsidiary or Joint Venture, as applicable (provided that the agreement under which any such Lien is created shall expressly state that it is non-recourse to the pledgor);

(o)Liens securing Indebtedness of a Subsidiary owed to the Company;

(p)other Liens securing Indebtedness otherwise permitted herein not exceeding $35,000,000 in the aggregate; and

(q)any Lien renewing, extending or refunding any Lien permitted by clause (a), (i) or (j) of this Section 7.01; provided that (i) the principal amount of the Indebtedness secured by the subject Liens is not increased over the amount of the Indebtedness secured thereby immediately prior to such extension, renewal or refunding, (ii) such Lien is not extended to any other property and (iii) immediately after such extension, renewal or refunding, no Default or Event of Default would exist.

7.02    Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary (other than any Project Finance Subsidiary or any International Subsidiary) to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any assets (including accounts and notes receivable, with or without recourse, and including any interest in any Subsidiary) or enter into any agreement to do any of the foregoing, except:

(i)    dispositions of inventory (including inventory comprised of electric energy, gas, oil, coal, aggregate and other materials and products generated, manufactured, produced, mined or purchased for sale, distribution or use in the ordinary course of business), or used, worn-out, damaged or surplus equipment, all in the ordinary course of business;

(ii)    the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

(iii)    dispositions of assets by the Company or any Subsidiary to the Company or any Subsidiary (other than a Project Finance Subsidiary) pursuant to reasonable business requirements;

(iv)    exchanges of property on which recognition of gain or loss would be exempted from recognition pursuant to section 1031 of the Code; or

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(v)    the sale, assignment or other transfer of accounts receivable, lease receivables or other rights to payment pursuant to any Securitization Transaction;

provided that dispositions not prohibited by other provisions of this Agreement and not otherwise permitted by the foregoing which are made for fair market value are permitted so long as (w) at the time of any disposition, no Default or Event of Default shall exist or shall result from such disposition, (x) the aggregate sales price from such disposition shall be paid (1) in cash, (2) in marketable securities that are the subject of widely or regularly distributed standard price quotations, and/or (3) through the issuance of indebtedness by the buyer of such assets; provided that the aggregate outstanding principal amount of all such indebtedness shall not at any time exceed $35,000,000, (y) the aggregate value of all assets so sold by the Company and its Subsidiaries pursuant to clauses (i) through (iv), together, shall not exceed in any fiscal year 20% of total consolidated assets (as determined in accordance with GAAP) of the Company and its Subsidiaries, based upon the most recent financial statements delivered to the Administrative Agent under Section 6.01, and (z) the aggregate amount of all Securitization Obligations shall not at any time exceed $75,000,000; and provided, further, that in no event shall the Company sell, assign, lease, convey, transfer or otherwise dispose of any capital stock or other equity interests in any of the Principal Operating Subsidiaries, except pursuant to a merger or other transaction permitted in accordance with Section 7.03.
7.03    Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary (other than any Project Finance Subsidiary or any International Subsidiary) to, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of, any Person, except:

(a)    any Subsidiary may merge or consolidate with or into (i) the Company, provided that the Company shall be the continuing or surviving corporation, or (ii) any one or more Subsidiaries (other than a Project Finance Subsidiary or an International Subsidiary (unless such merger or consolidation involves only International Subsidiaries)); provided that if (A) any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving entity and (B) any transaction shall involve a Principal Operating Subsidiary, a Principal Operating Subsidiary shall be the continuing or surviving entity;

(b)    the Company and any Subsidiary may convey, transfer, lease or otherwise dispose of all or substantially all of its assets in compliance with the provisions of Section 7.02;

(c)    any Subsidiary may convey, transfer, lease or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or another Wholly-Owned Subsidiary (other than a Project Finance Subsidiary or an International Subsidiary (unless such transaction involves only International Subsidiaries));

(d)    any Subsidiary may merge, consolidate or combine with or into any other Person; provided that the successor formed by such consolidation or combination or the survivor of such merger is a Subsidiary and the Company directly or indirectly through Wholly-Owned Subsidiaries owns at least the same percentage of outstanding stock or other equity interests of the successor or survivor Subsidiary as the Subsidiary involved in the consolidation, combination or merger; and provided, further, that (i) the prior, effective written consent or approval to such

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consolidation, combination or merger of the board of directors or equivalent governing body of the other party is obtained and (ii) in the case of a merger, consolidation or combination with or into an entity that, if it were a separate Subsidiary of the Company, would be deemed to constitute a Significant Subsidiary, the Pricing Rating immediately before giving effect to such transaction is not below, and the Pricing Rating would not reasonably be expected solely as a result of such transaction to decline below, BBB+; and

(e)    the Company may merge, consolidate or combine with another entity if the Company is the Person surviving the merger, consolidation or combination; provided that (i) the prior, effective written consent or approval to such consolidation, combination or merger of the board of directors or equivalent governing body of the other party is obtained and (ii) in the case of a merger, consolidation or combination with or into an entity that, if it were a separate Subsidiary of the Company, would be deemed to constitute a Significant Subsidiary, the Pricing Rating immediately before giving effect to such transaction is not below, and the Pricing Rating would not reasonably be expected solely as a result of such transaction to decline below, BBB+.

7.04    Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary (other than a Project Finance Subsidiary) to purchase or acquire, or make any legally binding commitment therefor, any capital stock or other equity interests, or any obligations or other securities of, or any interest in, any Person, or make, or make any legally binding commitment to make, any Acquisitions, or make, or make any legally binding commitment to make, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person, including any Affiliate of the Company, except for:

(a)    investments in cash equivalents and short-term marketable securities pursuant to and in accordance with the terms of the Company’s then-current investment policy duly adopted by the board of directors of the Company (the “Investment Policy”);

(b)    investments in capital stock, equity or long-term fixed income securities of any Subsidiary (other than a Project Finance Subsidiary) that is not a Wholly-Owned Subsidiary, or otherwise undertaken in accordance with the Investment Policy, which do not in the aggregate exceed $100,000,000 in value at any time (value for this purpose being defined as the greatest of face value, market value or original cost to the Company or any Subsidiary);

(c)    extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

(d)    subject to Section 7.12, advances, loans and other extensions of credit by the Company to any of its Wholly-Owned Subsidiaries (other than a Project Finance Subsidiary) or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries (other than a Project Finance Subsidiary);

(e)    equity investments in or capital contributions to any Wholly-Owned Subsidiary (other than a Project Finance Subsidiary) by the Company or any of its Wholly-Owned Subsidiaries;

(f)    investments incurred in order to consummate Acquisitions; provided that such Acquisitions are undertaken in accordance with all material applicable Requirements of Law and the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained;

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(g)    (i) the guaranty of up to $75,000,000 of indebtedness of DPR, which amount shall increase to $175,000,000 in the event that DPR becomes a Subsidiary; and (ii) other investments in, Guaranty Obligations in respect of, or advances, loans, extensions of credit or capital contributions to, any Project Finance Subsidiary; provided that, notwithstanding any other provision of this Section 7.04, the aggregate amount of all such investments, Guaranty Obligations, advances, loans, extensions of credit and capital contributions (without giving effect to any changes in the value thereof after the making thereof) shall not in the aggregate exceed $100,000,000 in value at any time;

(h)    investments in the MDU Resources Group, Inc. Benefits Protection Trust in accordance with past practice of the Company; or

(i)    other investments; provided that the value of the aggregate amount of investments permitted by this clause (i) shall not exceed 20% of Consolidated Net Worth at any time.

Nothing contained in this Section 7.04 (other than clause (g) hereof) shall prohibit the Company or any Subsidiary from incurring Guaranty Obligations to the extent permitted by Section 7.11 and Section 7.12.
7.05    Transactions with Affiliates. The Company shall not enter into any material transaction or arrangement or series of related transactions or arrangements that in the aggregate would be material with any Affiliate of the Company, and the Company shall not suffer or permit any Subsidiary (other than a Project Finance Subsidiary) to enter into any material transaction or arrangement or series of related transactions or arrangements that in the aggregate would be material with any Affiliate of the Company other than another Subsidiary of the Company that is a Wholly-Owned Subsidiary (but which is not a Project Finance Subsidiary), except (i) upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained, taking into account all facts and circumstances, in a comparable arm’s-length transaction with a Person not an Affiliate of the Company or such Subsidiary, (ii) in connection with any transaction permitted by Section 7.04(g), or (iii) (A) in the ordinary course and pursuant to the reasonable requirements of the business of Williston Basin Interstate Pipeline Company (“Williston Basin”) as may be required by the Federal Energy Regulatory Commission or other appropriate Governmental Authorities having jurisdiction over Williston Basin, or (B) pursuant to the Asset Purchase Agreement, dated August 6, 1982, by and between Montana-Dakota Utilities Co. (“Montana-Dakota”) and Williston Basin, as amended by Amendment to the Asset Purchase Agreement, dated January 21, 1985, entered into in furtherance of the Revised Stipulation and Agreement of Settlement in FERC Docket No. CP82-487-000 et al. (the “Settlement Agreement”), to the extent that Article Twelve thereof requires Williston Basin, if and when it implements a pricing mechanism for Williston Basin owned production which results in prices higher than cost-of-service pricing for such production, to make a payment to Montana-Dakota which is equal in amount to the adjustment made by Montana-Dakota pursuant to Section 10.1 of such Settlement Agreement; provided that all such transactions and agreements permitted by this clause (iii) do not, individually or in the aggregate, result in a Material Adverse Effect.

7.06    Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance Indebtedness of the Company or others

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incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to make any Acquisition that is opposed by either the board of directors or similar governing body, or by stockholders or other equity holders possessing a majority of the voting power of the outstanding voting stock or other equity interests, as the case may be, of the entity that is subject to, or whose assets are the subject of, such Acquisition.

7.07    Joint Ventures. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any Joint Venture that is or will be engaged in any line of business other than (a) businesses engaged in by MDU Resources Group, Inc. and its Subsidiaries as of the date of this Agreement, or (b) businesses closely related to any business engaged in by MDU Resources Group, Inc. and its Subsidiaries as of the date of this Agreement.

7.08    Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary (other than a Project Finance Subsidiary) to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or other equity interests, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any other equity interests or any warrants, rights or options to acquire such shares or other equity interests, now or hereafter outstanding; except that (a) any Subsidiary may declare and pay dividends or make distributions to the Company or a Wholly-Owned Subsidiary, and (b) the Company or any Subsidiary may:

(i)    declare and make dividend payments or other distributions payable solely in its common stock or other equity interests;

(ii)    purchase, redeem or otherwise acquire shares of its common stock or other equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other equity interests; and

(iii)    declare or pay cash dividends or other distributions to its equity holders and purchase, redeem or otherwise acquire shares of its capital stock or other equity interests or warrants, rights or options to acquire any such shares or other equity interests for cash in an aggregate amount for any fiscal year not to exceed the Maximum Annual RP Amount (as defined below); provided that in each case immediately after giving effect to such proposed action, no Default or Event of Default would exist. As used herein, “Maximum Annual RP Amount” means, for any fiscal year, 100% of the consolidated net income after taxes of the Company or Subsidiary, as the case may be, arising during the immediately preceding fiscal year and computed on a cumulative consolidated basis, excluding non-cash writedowns.

7.09    Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by MDU Resources Group, Inc. and its Subsidiaries on the date hereof.

7.10    Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP (or, if applicable, IFRS), or change the fiscal year of the Company.

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7.11    Maximum Company Capitalization Ratio. The Company shall not permit the Company’s Capitalization Ratio to exceed 65% as of the end of any fiscal quarter during the term hereof.

7.12    Limitation on Subsidiary Indebtedness. The Company will not permit any Subsidiary of the Company to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than:

(i)    Indebtedness outstanding on the date hereof and disclosed in Schedule 7.12; provided that such Indebtedness may not be extended, renewed or refunded except as otherwise permitted by this Agreement;

(ii)    Indebtedness in respect of unsecured surety bonds incurred in the ordinary course of business;

(iii)    Indebtedness of a Subsidiary owed to the Company or any Wholly-Owned Subsidiary (other than a Project Finance Subsidiary);

(iv)    Indebtedness under Covered Contracts;

(v)    Indebtedness of Williston Basin to the extent such Indebtedness does not exceed $500,000,000;

(vi)    Indebtedness of a Project Finance Subsidiary or Joint Venture for which neither the Company nor or any other Subsidiary (other than another Project Finance Subsidiary) has any liability (other than pursuant to Liens permitted by Section 7.01(n) or to the extent permitted by Section 7.04); and

(vii)    Indebtedness of a Subsidiary (other than a Project Finance Subsidiary) in addition to that otherwise permitted by the foregoing provisions of this Section 7.12; provided that on the date such Subsidiary incurs or otherwise becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the concurrent retirement of any other Indebtedness, (A) no Default or Event of Default exists and (B) the total amount of all Indebtedness described in this clause (vii) outstanding does not exceed $50,000,000.

For purposes of this Section 7.12, any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Indebtedness, and any Person extending, renewing or refunding any Indebtedness shall be deemed to have incurred such Indebtedness at the time of such extension, renewal or refunding. Notwithstanding any provision of this Agreement to the contrary, the Company will not at any time permit (a) the sum of (i) the aggregate stated amount of all Letters of Credit issued jointly for the account of the Company and Centennial International plus (ii) the aggregate amount of all intercompany loans and other advances made by the Company or any Subsidiary (other than any International Subsidiary) to the International Subsidiaries to at any time exceed $100,000,000 or (b) the aggregate outstanding principal amount of consolidated Indebtedness of the International Subsidiaries (including with respect to intercompany loans and advances (other than any loan or advance made by any International Subsidiary) and Letters of Credit) to exceed 10% of the result

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of (i) Consolidated Net Worth less (ii) the aggregate book value of the consolidated intangible assets of the Company and its Subsidiaries.
7.13    Agreements Restricting Subsidiary Dividends. With the exception of (a) the referenced sections of the existing agreements specified in Schedule 7.13, (b) Organization Documents of any Subsidiary and Requirements of Law and (c) agreements, instruments or other documents, evidencing Indebtedness and/or Contingent Obligations having an aggregate principal amount not in excess of $15,000,000, to which any Person which becomes a Subsidiary after the Execution Date and which, together with all other Subsidiaries of the Company which became Subsidiaries after the Execution Date that are parties to such agreements, instruments or documents, would, if a single Subsidiary of the Company, be a Significant Subsidiary (a “Restricted Future Subsidiary”) is a party, that existed at the time the Person became a Subsidiary and were not entered into in anticipation thereof, the Company agrees that it will not, and it will not permit any Person that, as of the Execution Date, is a Subsidiary or any Restricted Future Subsidiary (other than any Project Finance Subsidiary) to, be a party to or enter into any agreement, instrument or other document which contractually prohibits or restricts the ability of any Subsidiary to pay dividends or make any other similar distributions to the Company or any of its wholly-owned Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

7.14    Activities of International Subsidiaries. The Company agrees that it will not permit any International Subsidiary, directly or indirectly, to be primarily engaged in the ownership or financing of assets located in, or to conduct the primary portion of its operations in, the United States.

ARTICLE VIII
EVENTS OF DEFAULT

8.01    Event of Default. Any of the following shall constitute an “Event of Default”:

(a)    Non-Payment. The Company fails to pay (i) within two days after the same becomes due, any amount of principal of any Loan or any Reimbursement Obligations, (ii) within five days after the same becomes due, any interest or fee hereunder, or (iii) within five days after the same becomes due pursuant to delivery of a written demand therefor by the Administrative Agent or any Bank, any other amount payable hereunder or under any other Loan Document; or

(b)    Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

(c)    Specific Defaults. (i) The Company fails to perform or observe any term, covenant or agreement contained in Article VII; or (ii) the Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.04(a) (with respect to the Company) or 6.09 and such failure continues for a period of three days after the date such performance or observance is first required; or

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(d)    Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Bank; or

(e)    Cross-Default. The Company or any Subsidiary (other than DPR if it becomes a Subsidiary) (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $35,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

(f)    Insolvency; Voluntary Proceedings. The Company or any Subsidiary (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g)    Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of the Company’s or any Subsidiary’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(h)    ERISA. (i) An ERISA Event with respect to a Pension Plan or Multiemployer Plan, or an ERISA Termination Event with respect to a Pension Plan, shall occur which has resulted or would reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of 10% of Consolidated Net Worth; (ii) the commencement or increase of contributions

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to, or the adoption of or the amendment of, a Pension Plan by the Company or an ERISA Affiliate which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of 10% of Consolidated Net Worth; or (iii) the Company or an ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; or

(i)    Judgments. (x) One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) of $25,000,000 or more; or (y) any non‑monetary final judgment is entered against the Company or any Subsidiary that has, or could reasonably be expected to have, a material adverse effect on the ability of the Company to perform its obligations under the Loan Documents; and in either case, the same shall remain unsatisfied, unvacated, unstayed pending appeal, unbonded or discharged for a period of 60 days after the entry thereof; or

(j)    Change of Control. There occurs any Change of Control; or

(k)    Invalidity of Loan Documents. Any Loan Document ceases to be in full force and effect or the Company contests in any manner the validity or enforceability thereof.

8.02    Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks,

(a)    declare the commitment of each Bank to make Loans and of the Issuers to issue Letters of Credit to be suspended or terminated, whereupon such commitments shall be suspended or terminated, as applicable;

(b)    declare all or any part of the Obligations to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

(c)    exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law; and/or

(d)    upon notice to the Company and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Company to pay, and the Company will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent an amount in immediately available funds equal to the excess of (i) the amount of Letter of Credit Obligations at such time over (ii) the amount on deposit in the LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”), which funds shall be deposited and held in the LC Collateral Account;

provided that upon the occurrence of any event specified in clause (f) or (g) of Section 8.01 (in the case of clause (i) of clause (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and the obligation and power of each Issuer to issue Letters of Credit shall automatically terminate and the Obligations shall automatically become

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due and payable without further act of the Administrative Agent or any Bank and the Company will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent the Collateral Shortfall Amount; provided, further, that if, within 30 days after acceleration of the Obligations or termination of the obligations of the Banks to make Loans and of the Issuers to issue Letters of Credit as a result of any Event of Default (other than any Event of Default as described in clause (f) or (g) of Section 8.01 with respect to the Company) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Majority Banks (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Company, rescind and annul such acceleration and/or termination.
ARTICLE IX
THE ADMINISTRATIVE AGENT

9.01    Appointment; Nature of Relationship. (a) U.S. Bank is hereby appointed by each of the Banks as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Banks irrevocably authorizes the Administrative Agent to act as the contractual representative of such Bank with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article IX. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Bank by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Banks with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Banks’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Banks, (ii) is a “representative” of the Banks within the meaning of Section 9-102 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Banks hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Bank hereby waives.

(b)     Each Issuer shall act on behalf of the Banks with respect to any Letter of Credit issued by it and the documents associated therewith. Each Issuer shall have all of the benefits and immunities provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by such Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Article IX, included such Issuer with respect to such acts or omissions and as additionally provided in this Agreement with respect to such Issuer.
9.02    Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Banks, or any obligation to the Banks to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

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9.03    General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Company or any Bank for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

9.04    No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including any agreement by an obligor to furnish information directly to each Bank; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Company or any guarantor of any of the Obligations or of any of the Company’s or any such guarantor’s respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Banks information that is not required to be furnished by the Company to the Administrative Agent at such time, but is voluntarily furnished by the Company to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

9.05    Action on Instructions of Banks. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Majority Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. The Banks hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Majority Banks. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

9.06    Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Banks and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.

9.07    Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper

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person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent. For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

9.08    Administrative Agent’s Reimbursement and Indemnification. The Banks agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Company for which the Administrative Agent is entitled to reimbursement by the Company under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Bank or between two or more of the Banks) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Bank or between two or more of the Banks), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided that (i) no Bank shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.06(e) shall, notwithstanding the provisions of this Section 9.08, be paid by the relevant Bank in accordance with the provisions thereof. The obligations of the Banks under this Section 9.08 shall survive payment of the Obligations and termination of this Agreement.

9.09    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder, except with respect to a Default or Event of Default arising from the non-payment of principal, interest or fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent has received written notice from a Bank or the Company referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. If the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks.

9.10    Rights as a Bank. If the Administrative Agent is a Bank, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Bank and may exercise the same as though it were not the Administrative Agent, and the term “Bank” or “Banks” shall, at any time when the Administrative Agent is a Bank, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or

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other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Affiliates in which the Company or such Affiliates is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Bank.

9.11    Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Co-Lead Arranger, any Issuer or any other Bank and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Co-Lead Arranger, any Issuer or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

9.12    Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Company, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, 45 days after the retiring Administrative Agent gives notice of its intention to resign. If at any time the Person serving as Administrative Agent is a Defaulting Bank, the Administrative Agent may be removed by written notice received by the Administrative Agent from the Majority Banks, such removal to be effective on the date specified by the Majority Banks; provided that the Administrative Agent may not be removed unless the Administrative Agent (in its individual capacity) and any affiliate thereof acting as Issuer is relieved of all of its duties as Issuer pursuant to documentation reasonably satisfactory to such Person on or prior to the date of such removal. Upon any such resignation or removal, the Majority Banks shall have the right to appoint, on behalf of the Company and the Banks, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks within thirty days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Company and the Banks, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Company or any Bank, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Banks may perform all the duties of the Administrative Agent hereunder and the Company shall make all payments in respect of the Obligations to the applicable Bank and for all other purposes shall deal directly with the Banks. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article IX shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the

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other Loan Documents. If there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 9.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

9.13    Administrative Agent’s and Co-Lead Arrangers’ Fees. The Company agrees to pay to the Administrative Agent and to the Co-Lead Arrangers, for their respective accounts, the fees agreed to by the Company, the Administrative Agent and the Co-Lead Arrangers pursuant to the separate fee letters dated as of April 15, 2014, or as otherwise agreed from time to time.

9.14    Delegation to Affiliates. The Company and the Banks agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles VIII and IX.

9.15    Other Agents. Neither the Syndication Agent nor the Co-Documentation Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, neither the Syndication Agent nor the Co-Documentation Agents shall have or be deemed to have a fiduciary relationship with any Bank. Each Bank hereby makes the same acknowledgments with respect to the Syndication Agent and each Co-Documentation Agent as it makes with respect to the Administrative Agent in Section 9.11.

ARTICLE X
MISCELLANEOUS

10.01    Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such waiver, amendment, or consent shall (a) without the written approval of each Bank directly affected thereby: (i) increase or extend the Commitment (except pursuant to Section 2.04(b)(B)), or amend or modify the Pro Rata Share, of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02); (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document; or (iii) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document; and (b) without the consent of each Bank: (i) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; (ii) amend this Section, the definition of “Majority Banks,” Section 10.10, Article IV, Article IX or any provision herein providing for consent or other action by all Banks; or (iii) release any funds from the LC Collateral Account, except to the extent that such release is expressly permitted hereunder; and provided, further, that (x) no amendment, waiver or consent

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shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (y) no amendment of any provision of this Agreement relating to any Issuer shall be effective without the written consent of such Issuer and (z) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the respective parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Banks or each affected Bank may be effected with the consent of the applicable Banks other than Defaulting Banks), except that (A) the Commitment of any Defaulting Bank may not be increased or extended without the consent of such Bank and (B) any waiver, amendment or modification requiring the consent of all Banks or each affected Bank that by its terms affects any Defaulting Bank disproportionately adversely relative to other affected Banks shall require the consent of such Defaulting Bank.

10.02    Notices.

(a)    Notices Generally. Except as otherwise permitted by Section 2.10 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company or the Administrative Agent, at its address or facsimile number set forth in Schedule 10.02, (y) in the case of any Bank, at its address or facsimile number set forth in Schedule 10.02 or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, as provided by Section 10.02(b)) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

(b)    Electronic Communications. Notices and other communications to the Banks and the Issuers hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Bank or Issuer pursuant to Article II if such Bank or Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the

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deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Change of Address, etc. The Company, the Administrative Agent and any Bank may each change the address or facsimile number for service of notice and other communications by a notice in writing to the other parties hereto.

10.03    No Waiver; Cumulative Remedies. The rights, powers, privileges and remedies of the Administrative Agent, the Banks and the Issuers provided herein or in any other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by law or equity or under any other instrument, document or agreement now existing or hereafter arising. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Bank or any Issuer, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

10.04    Several Obligations; Benefits of this Agreement. The respective obligations of the Banks hereunder are several and not joint and no Bank shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Bank to perform any of its obligations hereunder shall not relieve any other Bank from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns; provided that the parties hereto expressly agree that the Co-Lead Arrangers shall enjoy the benefits of the provisions of Sections 9.11, 10.05 and 10.21 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

10.05    Expenses; Indemnification. (a) The Company shall reimburse the Administrative Agent and the Co-Lead Arrangers for any reasonable costs, internal charges and out-of-pocket expenses (including Attorney Costs) paid or incurred by the Administrative Agent or the Co-Lead Arrangers in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including via the internet), review, amendment, modification, and administration of the Loan Documents. The Company also agrees to reimburse the Administrative Agent, each Co-Lead Arranger, each Issuer and each Bank for any costs, internal charges and out-of-pocket expenses (including Attorney Costs) paid or incurred by the Administrative Agent, such Co-Lead Arranger, such Issuer or such Bank in connection with the collection and enforcement of the Loan Documents.

(b)    The Company hereby further agrees to indemnify the Administrative Agent, each Co-Lead Arranger, each Issuer, each Bank, their respective Affiliates, and each of their directors, officers, agents and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not the Administrative Agent, any Co-Lead Arranger, any Issuer, any Bank or any Affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this

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Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party, or the party’s Affiliates, seeking indemnification. The obligations of the Company under this Section 10.05 shall survive the termination of this Agreement.

10.06    Marshalling; Payments Set Aside. None of the Administrative Agent, the Banks or the Issuers shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment to the Administrative Agent, the Banks or the Issuers, or the Administrative Agent, the Banks or the Issuers exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Bank or such Issuer in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

10.07    Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Administrative Agent, the Company, the Banks and the Issuers and their respective successors and assigns, except that (i) the Company shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Bank must be made in compliance with Section 10.08. The parties to this Agreement acknowledge that clause (ii) of this Section 10.07 relates only to absolute assignments and does not prohibit assignments creating security interests, including (x) any pledge or assignment by any Bank of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Bank which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided that no such pledge or assignment creating a security interest shall release the transferor Bank from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 10.08. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 10.08; provided that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

10.08    Participations; Assignments, etc. (a) Permitted Participants; Effect. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Loan

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owing to such Bank, any Note held by such Bank, the Commitment of such Bank or any other interest of such Bank under the Loan Documents. Upon any such sale by a Bank of participating interests to a Participant, such Bank’s obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Company under this Agreement shall be determined as if such Bank had not sold such participating interests, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under the Loan Documents.

(b)    Voting Rights. Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver which requires the unanimous consent of all Banks under Section 10.01.

(c)    Benefit of Setoff. The Company agrees that each Participant shall be deemed to have the right of setoff provided in Section 10.10 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank under the Loan Documents; provided that each Bank shall retain the right of setoff provided in Section 10.10 with respect to the amount of participating interests sold to each Participant. The Banks agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 10.10, agrees to share with each Bank, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 10.10 as if each Participant were a Bank.

(d)    Permitted Assignments. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more Eligible Assignees (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Any assignment shall be made pursuant to a document substantially in the form of Exhibit F or in such other form as may be agreed to by the parties thereto. The consent of the Company and the Administrative Agent (in each case not to be unreasonably withheld or delayed) shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Bank or an Affiliate thereof; provided that if a Default or an Event of Default has occurred and is continuing, the consent of the Company shall not be required. The consent of each Issuer (not to be unreasonably withheld or delayed) shall be required prior to an assignment becoming effective unless the applicable Purchaser is a Bank. Each such assignment with respect to a Purchaser which is not a Bank or an Affiliate thereof shall (unless each of the Company and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Bank’s Commitment (calculated as at the date of such assignment) or outstanding Loans (if such Commitment has been terminated).

(e)    Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Annex I to Exhibit F (a “Notice of Assignment”), together with any consents required by Section 10.08(d), and (ii) payment by the assigning Bank of a $4,000 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none

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of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and any other Loan Document executed by or on behalf of the Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Banks or the Administrative Agent shall be required to release the transferor Bank with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank. Upon the consummation of any assignment to a Purchaser pursuant to this Section 10.08(e), the transferor Bank, the Administrative Agent and the Company shall, if the transferor Bank or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

(f)    Dissemination of Information. The Company authorizes each Bank to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Bank’s possession concerning the creditworthiness of the Company and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 10.09 of this Agreement.

(g)    Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.06(g).

10.09    Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as “confidential” or “secret” by the Company and provided to it by the Company or any Subsidiary, or by the Administrative Agent on the Company’s or such Subsidiary’s behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required

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in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank’s independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; (I) to its Affiliates and to the partners, directors, officers, employees, agents, trustees, administrators, managers, independent auditors and other professional advisors and representatives of such Bank and of such Bank’s Affiliates who are advised of the confidential nature of such information; (J) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about such Bank’s investment portfolio in connection with ratings issued with respect to such Bank; and (K) to any direct or indirect contractual counterparty to any swap or derivative transaction relating to the Company and its obligations, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder. Notwithstanding anything herein to the contrary, the Administrative Agent, each Issuer and each Bank may disclose to any Person, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent, any Issuer or any Bank relating to such U.S. tax treatment and tax structure.

10.10    Set-off; Ratable Payments. In addition to, and without limitation of, any rights of the Banks under applicable law, if any Event of Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Bank or any Affiliate of any Bank to or for the credit or account of the Company may be offset and applied toward the payment of the Obligations owing to such Bank, whether or not the Obligations, or any part hereof, shall then be due; provided that in the event that any Defaulting Bank shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Bank from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuers, and the Banks, and (y) the Defaulting Bank shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Bank as to which it exercised such right of setoff. If any Bank, whether by setoff or otherwise, has payment made to it upon its Loans or its participations in Letters of Credit (other than payments received pursuant to Section 3.01, 3.02, 3.05 or 3.06 and payments made to any Issuer in respect of Reimbursement Obligations so long as the Banks have not funded their participations therein) in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a portion of the Outstanding Credit Exposures held by the other Banks so that after such purchase each Bank will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in accordance with their respective Pro Rata Shares. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

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10.11    Automatic Debits of Fees. With respect to any facility fee, agency fee, arrangement fee, or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Administrative Agent, U.S. Bank or any other Co-Lead Arranger under the Loan Documents, the Company hereby irrevocably authorizes the Administrative Agent and/or U.S. Bank to debit any deposit account of the Company with Administrative Agent and/or U.S. Bank in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other reasonable cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in the Administrative Agent’s and/or U.S. Bank’s sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

10.12    Notification of Addresses, Lending Installations, Etc. Each Bank shall promptly notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Installation, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

10.13    Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of such counterparts taken together shall be deemed to constitute but one and the same instrument.

10.14    Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

10.15    GOVERNING LAW AND JURISDICTION. (A) THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(B)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT, EACH ISSUER AND EACH BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT, EACH ISSUER AND EACH BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR

709152408 03173762

ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT, EACH ISSUER AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

(C)    NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY ISSUER OR ANY BANK TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE COMPANY AGAINST THE ADMINISTRATIVE AGENT, ANY ISSUER OR ANY BANK OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, ANY ISSUER OR ANY BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

10.16    WAIVER OF JURY TRIAL. THE COMPANY, THE BANKS, THE ISSUERS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS, THE ISSUERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

10.17    Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks, the Issuers and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (other than the Fee Letters).

10.18    Survival of Representations. All representations and warranties of the Company contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

709152408 03173762

10.19    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Bank shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

10.20    Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Banks.

10.21    Nonliability of Banks. The Company agrees that neither the Administrative Agent, any Co-Lead Arranger, the Syndication Agent, any Co-Documentation Agent, any Issuer nor any Bank shall have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, any Co-Lead Arranger, the Syndication Agent, any Co-Documentation Agent, any Issuer nor any Bank, nor any of their respective Affiliates, or any director, officer, agent or employee of any of the foregoing shall have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect consequential or punitive damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

10.22    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Co-Lead Arrangers are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Administrative Agent and the Co-Lead Arrangers, on the other hand, (ii) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (iii) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent and each Co-Lead Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (ii) neither the Administrative Agent nor any Co-Lead Arranger has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and the Co-Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and neither the Administrative Agent nor any Co-Lead Arranger has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by law, the Company hereby waives and releases any claims that it may have against the Administrative Agent and the Co-Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

709152408 03173762

10.23    USA Patriot Act Notice. Each Bank that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Bank or the Administrative Agent, as applicable, to identify the Company in accordance with the Act.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CENTENNIAL ENERGY HOLDINGS, INC.

/s/ Doran N. Schwartz
By:
Name:	Doran N. Schwartz
Title:	Vice President and Chief Financial Officer

[Signature page to the Centennial Energy Holdings, Inc.
Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as
Administrative Agent, as an Issuer and as a Bank
By:	/s/ John Prigge

Name:	John Prigge
Title:	Vice President

[Signature page to the Centennial Energy Holdings, Inc.
Credit Agreement]

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THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD., NEW YORK BRANCH, as Syndication
Agent, as an Issuer and as a Bank
By:	/s/ Paul V. Farrell

Name:	Paul V. Farrell
Title:	Director

[Signature page to the Centennial Energy Holdings, Inc.
Credit Agreement]

709152408 03173762

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Co-Documentation Agent, as
an Issuer and as a Bank
By:	/s/ Nick Brokke

Name:	Nick Brokke
Title:	Vice President

[Signature page to the Centennial Energy Holdings, Inc.
Credit Agreement]

709152408 03173762

JPMORGAN CHASE BANK, N.A., as a Co-
Documentation Agent, as an Issuer and as a Bank
By:	/s/ Justin Martin

Name:	Justin Martin
Title:	Authorized Officer

709152408 03173762

ROYAL BANK OF CANADA, as a Co-
Documentation Agent, as an Issuer and as a Bank
By:	/s/ Rahul D. Shah

Name:	Rahul D. Shah
Title:	Authorized Signatory

[Signature page to the Centennial Energy Holdings, Inc.
Credit Agreement]

709152408 03173762

TORONTO DOMINION (NEW YORK) LLC, as a
as a Bank
/s/ Marie Fernandes
By:
Name:	MARIE FERNANDES
Title:	AUTHORIZED SIGNATORY

[Signature page to the Centennial Energy Holdings, Inc.
Credit Agreement]

709152408 03173762

THE BANK OF NOVA SCOTIA, as a Bank

/s/ Thane Rattew
By:
Name:	Thane Rattew
Title:	Managing Director

[Signature page to the Centennial Energy Holdings, Inc.
Credit Agreement]

709152408 03173762

CANADIAN IMPERIAL BANK OF
COMMERCE, NEW YORK BRANCH, as a Bank
By:	/s/ Robert Casey

Name:	Robert Casey
Title:	Authorized Signatory

By:	/s/ Anju Abraham

Name:	Anju Abraham
Title:	Authorized Signatory

[Signature page to the Centennial Energy Holdings, Inc.
Credit Agreement]

709152408 03173762

KEYBANK, NATIONAL ASSOCIATION, as a
Bank
By:	/s/ Keven D Smith

Name:	Keven D Smith
Title:	Senior Vice President

[Signature page to the Centennial Energy Holdings, Inc.
Credit Agreement]

709152408 03173762

SUNTRUST BANK, as a Bank

/s/ Yann Pirio
By:
Name:	Yann Pirio
Title:	Managing Director

[Signature page to the Centennial Energy Holdings, Inc.
Credit Agreement]

709152408 03173762

PNC BANK, NATIONAL ASSOCIATION, as a
Bank
By	/s/ Jon R. Hinard

Name:	Jon R. Hinard
Title:	Senior Vice President

[Signature page to the Centennial Energy Holdings, Inc.
Credit Agreement]

709152408 03173762

GOLDMAN SACHS BANK USA, as a Bank

/s/ Mark Walton
By:
Name:	Mark Walton
Title:	Authorized Signatory

[Signature page to the Centennial Energy Holdings, Inc.
Credit Agreement]

709152408 03173762

SCHEDULE 2.01
COMMITMENTS
AND PRO RATA SHARES

Bank	Commitment	Pro Rata Share
U.S. Bank National Association	$65,000,000	10.000000000%
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	$65,000,000	10.000000000%
JPMorgan Chase Bank, N.A.	$65,000,000	10.000000000%
Wells Fargo Bank, National Association	$65,000,000	10.000000000%
Royal Bank Of Canada	$65,000,000	10.000000000%
Toronto Dominion (New York) LLC	$55,000,000	8.461538462%
The Bank of Nova Scotia	$55,000,000	8.461538461%
Canadian Imperial Bank of Commerce, New York Agency	$55,000,000	8.461538461%
KeyBank, National Association	$45,000,000	6.923076923%
SunTrust Bank	$45,000,000	6.923076923%
PNC Bank, National Association	$35,000,000	5.384615385%
Goldman Sachs Bank USA	$35,000,000	5.384615385%
TOTAL	$650,000,000	100.000000000%

Schedule 2.01 - Page 1
Commitments and Pro Rata Shares

709152408 03173762

SCHEDULE 2.16

EXISTING LETTERS OF CREDIT

LC Number	Issue Date	Expiry Date	Beneficiary	Amount
None

709152408 03173762

SCHEDULE 5.15
SUBSIDIARIES AND MINORITY INTERESTS

I.    Company's Subsidiaries

1.	Alaska Basic Industries, Inc., an Alaska corporation

2.	Ames Sand & Gravel, Inc., a North Dakota corporation

3.	Anchorage Sand and Gravel Company, Inc., an Alaska corporation

4.	Baldwin Contracting Company, Inc., a California corporation

5.	BEH Electric Holdings, LLC, a Nevada limited liability company

6.	Bell Electrical Contractors, Inc., a Missouri corporation

7.	BMH Mechanical Holdings, LLC, a Nevada limited liability company

8.	Bombard Electric, LLC, a Nevada limited liability company

9.	Bombard Mechanical, LLC, a Nevada limited liability company

10.	Capital Electric Construction Company, Inc., a Kansas corporation

11.	Capital Electric Line Builders, Inc., a Kansas corporation

12.	Centennial Energy Resources International, Inc., a Delaware corporation

13.	Centennial Energy Resources LLC, a Delaware limited liability company

14.	Centennial Holdings Capital LLC, a Delaware limited liability company

15.	Central Oregon Redi-Mix, L.L.C., an Oregon limited liability company

16.	Concrete, Inc., a California corporation

17.	Connolly-Pacific Co., a California corporation

18.	Continental Line Builders, Inc., a Delaware corporation

19.	Coordinating and Planning Services, Inc., a Delaware corporation

20.	Desert Fire Holdings, Inc., a Nevada corporation

21.	Desert Fire Protection, a Nevada Limited Partnership

22.	Desert Fire Protection, Inc., a Nevada corporation

23.	Desert Fire Protection, LLC, a Nevada limited liability company

24.	D S S Company, a California corporation

25.	E.S.I., Inc., an Ohio corporation

26.	Fairbanks Materials, Inc., an Alaska corporation

27.	Fidelity Exploration & Production Company, a Delaware corporation

28.	Fidelity Oil Co., a Delaware corporation

29.	Frebco, Inc., an Ohio corporation

30.	FutureSource Capital Corp., a Delaware corporation

31.	Granite City Ready Mix, Inc., a Minnesota corporation

32.	Hamlin Electric Company, a Colorado corporation

33.	Harp Engineering, Inc., a Montana corporation

34.	Hawaiian Cement, a Hawaii partnership

35.	ILB Hawaii, Inc., a Hawaii corporation

36.	Independent Fire Fabricators, LLC, a Nevada limited liability company

37.	International Line Builders, Inc., a Delaware corporation

38.	InterSource Insurance Company, a Vermont corporation

709152408 03173762

39.	Jebro Incorporated, an Iowa corporation

40.	JTL Group, Inc., a Montana corporation

41.	JTL Group, Inc., a Wyoming corporation

42.	Kent’s Oil Service, a California corporation

43.	Knife River Corporation, a Delaware corporation

44.	Knife River Corporation - North Central, a Minnesota corporation

45.	Knife River Corporation - Northwest, an Oregon corporation

46.	Knife River Corporation - South, a Texas corporation

47.	Knife River Dakota, Inc., a Delaware corporation

48.	Knife River Hawaii, Inc., a Delaware corporation

49.	Knife River Marine, Inc., a Delaware corporation

50.	Knife River Midwest, LLC, a Delaware limited liability company

51.	KRC Holdings, Inc., a Delaware corporation

52.	LME&U Holdings, LLC, a Nevada limited liability company

53.	Lone Mountain Excavation & Utilities, LLC, a Nevada limited liability company

54.	Loy Clark Pipeline Co., an Oregon corporation

55.	LTM, Incorporated, an Oregon corporation

56.	MDU Brasil Ltda., a Brazil limited liability company

57.	MDU Construction Services Group, Inc., a Delaware corporation

58.	MDU Industrial Services, Inc., a Delaware corporation

59.	MDU Resources International LLC, a Delaware limited liability company

60.	MDU Resources Luxembourg I LLC S.a.r.l., a Luxembourg limited liability company

61.	MDU Resources Luxembourg II LLC S.a.r.l., a Luxembourg limited liability company

62.	MDU United Construction Solutions, Inc., a Delaware corporation

63.	Midland Technical Crafts, Inc., a Delaware corporation

64.	Nevada Solar Solutions, LLC, a Delaware limited liability company

65.	Northstar Materials, Inc., a Minnesota corporation

66.	Oregon Electric Construction, Inc., an Oregon corporation

67.	Pouk & Steinle, Inc., a California corporation

68.	Prairielands Energy Marketing, Inc., a Delaware corporation

69.	Rocky Mountain Contractors, Inc., a Montana corporation

70.	USI Industrial Services, Inc., a Delaware corporation,

71.	The Wagner Group, Inc., a Delaware corporation

72.	Wagner Industrial Electric, Inc., a Delaware corporation

73.	The Wagner-Smith Company, an Ohio corporation

74.	Wagner-Smith Equipment Co., a Delaware corporation

75.	Wagner-Smith Pumps & Systems, Inc., an Ohio corporation

76.	Warner Enterprises, Inc., a Nevada corporation

77.	WBI Canadian Pipeline, Ltd., a Canadian corporation

78.	WBI Energy, Inc., a Delaware corporation

79.	WBI Energy Midstream, LLC, a Colorado limited liability company

80.	WBI Energy Midstream Utah, LLC, a Delaware limited liability company

81.	WBI Energy Services, Inc., a Delaware corporation

82.	WBI Energy Transmission, Inc., a Delaware corporation

83.	WBI Holdings, Inc., a Delaware corporation

84.	WHC, Ltd., a Hawaii corporation

709152408 03173762

II.    Affiliates

1.	Dakota Prairie Refining, LLC, a Delaware limited liability company

2.	Empresa Catarinense de Transmissão de Energia S.A., a Brazil corporation

709152408 03173762

SCHEDULE 7.01

CERTAIN PERMITTED LIENS

Liens on certain assets of Bitter Creek Pipelines, LLC, under the Agreement for the Construction, Ownership and Operation of the Belfield Gas Plant and Related Facilities Stark and Billings Counties, North Dakota

Any Liens created under any Loan Document, as such term is defined in (1) the Term Loan Agreement, dated March 31, 2014, between the Company and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and (2) the Term Loan Agreement, dated April 2, 2014, between the Company and JPMorgan Chase Bank, N.A.; provided that if the Company grants any Lien under either such Agreement, the Company shall grant an equal and ratable Lien to the Administrative Agent to secure the Company’s obligations under this Agreement.

Schedule 7.01 - Page 1
Existing Liens

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SCHEDULE 7.12

EXISTING INDEBTEDNESS

(As of May 8, 2014)

Centennial Energy Holdings, Inc.	Amount Outstanding
Prudential	$297,000,000
Term Loan Agreements	$250,000,000
Note Purchase Agreements	$461,714,000
Letter of Credit Agreement	$28,965,410
Commercial Paper	$185,000,000

Knife River Corporation
Various Other Debt	$127,000
MDU Construction Services Group, Inc. Various Other Debt	$266,000

WBI Holdings, Inc.
WBI Prudential Insurance Company	$100,000,000
Fidelity Exploration & Production Company Various Capital Leases	$1,315,000

Dakota Prairie Refining, LLC
Term Loan Agreement	$72,000

Schedule 7.12 - Page 1
Existing Indebtedness

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SCHEDULE 7.13
AGREEMENTS RESTRICTING
SUBSIDIARY DIVIDENDS
None.

Schedule 7.13 - Page 1
Agreements Restricting
Subsidiary Dividends

709152408 03173762

SCHEDULE 10.02
LENDING INSTALLATIONS; ADDRESSES FOR NOTICES

CENTENNIAL ENERGY HOLDINGS, INC.
Centennial Energy Holdings, Inc.
PO Box 5650
1200 West Century Avenue
Bismarck, ND 58506-5650

Attention:	Mr. Doran N. Schwartz
Vice President and Chief Financial Officer
Telephone: (701) 530-1750
Facsimile: (701) 530-1731
U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent
U.S. Bank National Association
1420 Fifth Avenue, 9th Floor
PD-WA-T9IN
Seattle, WA 98101
Attn:     Agency Services
Brenda Miller-Meyers
Telephone: (206) 344-2888 or (877) 653-3117
Facsimile: (206) 587-7022
U.S. BANK NATIONAL ASSOCIATION,
as a Bank
U.S. Bank National Association
461 Fifth Avenue, 8th Floor
New York, NY 10017
Attn:     Paul Morrison
Telephone: (646) 935-4538
Facsimile: (646) 935-4552
E-mail: paul.morrison@usbank.com

Schedule 10.02 - Page 1
Notices, etc.

709152408 03173762

EXHIBIT A
FORM OF COMPLIANCE CERTIFICATE
To:     The Administrative Agent and the Banks that are parties to the Credit Agreement described below
This Compliance Certificate is furnished pursuant to the Third Amended and Restated Credit Agreement dated as of May 8, 2014 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among Centennial Energy Holdings, Inc. (the “Company”), the Banks party thereto, U.S. Bank National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Royal Bank of Canada, as Co-Documentation Agents, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Syndication Agent. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1. I am the duly elected _________ of the Company;
2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;
3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and
4. Schedule I attached hereto sets forth financial data and computations evidencing the Company’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.
Described below are the exceptions, if any, to paragraph 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

Exhibit A ‑ Page 1
Compliance Certificate

709152408 03173762

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered on ________, 20__.
_________________________________

Exhibit A ‑ Page 2
Compliance Certificate

709152408 03173762

SCHEDULE I TO COMPLIANCE CERTIFICATE
Compliance as of __________, 20__ with
Various provisions of the Credit Agreement

I.	Section 7.01 - Liens
	A.	Aggregate amount of all Securitization Obligations secured by Liens	$_________
	B.	Maximum permitted secured Securitization Obligations under Item I.A	$75,000,000
	C.	Other Indebtedness secured by Liens permitted by Section 7.01(p) of the Credit Agreement	$_________
	D.	Maximum permitted secured Indebtedness under Item I.C	$35,000,000

II.	Section 7.02 - Dispositions of Assets
	A.	Aggregate value of all assets sold by the Company and its Subsidiaries pursuant to Sections 7.02(i) through (iv) of the Credit Agreement	$_________
	B.	Maximum permitted value of disposed assets under Item II.A (20% of total consolidated assets)	$_________

III.	Section 7.04 - Investments
	A.	Aggregate amount of guarantees of indebtedness of DPR	$_________
	B.	Maximum permitted guarantees under Item III.A	$[1]75,000,000
C.
Aggregate amount of other investments in, Guaranty Obligations in respect of, or advances, loans, extensions of credit or capital contributions to, any Project Finance Subsidiary permitted by Section 7.04(g)(ii) of the Credit Agreement
$_________
	D.	Maximum permitted investments, etc. under Item III.C	$100,000,000
	E.	Other investments permitted by Section 7.04(i) of the Credit Agreement	$_________

Exhibit A ‑ Page 3
Compliance Certificate

709152408 03173762

	F.	Maximum permitted investments under Item III.E (20% of Consolidated Net Worth)		$_________
G.
Investments in capital stock, equity or long-term fixed income securities of any Subsidiary (other than a Project Finance Subsidiary) that is not a Wholly-Owned Subsidiary, or otherwise undertaken pursuant to the Investment Policy
$_________
	H.	Maximum permitted investments under Item III.G		$100,000,000

IV.	Section 7.08 - Restricted Payments
A.
Cash dividends or other distributions made by [COMPANY/APPLICABLE SUBSIDIARY] to its equity holders; purchases, redemptions or other acquisitions of shares of its capital stock or other equity interests or warrants, rights or options to acquire any such shares or other equity interests
$_________
	B.	Maximum permitted dividends, etc. under Item IV.A (Maximum Annual RP Amount) [1]		$_________

V.	Section 7.11 ‑ Company Capitalization Ratio
	A.	Total Debt
		1.	Indebtedness for borrowed money	$_________
		2.	Redeemable Preferred Stock	$_________
		3.	Deferred purchase price of property/services	$_________
		4.	Surety Instrument reimbursement/payment obligations (excluding 80% of contingent liability on unsecured surety bonds)	$_________
		5.	Other indebtedness evidenced by instruments	$_________
		6.	Conditional sale/title retention agreements	$_________
		7.	Capital leases	$_________
___________________________

1 Maximum Annual RP Amount means, for any fiscal year, 100% of the consolidated net income after taxes of the Company or Subsidiary, as the case may be, during the immediately preceding fiscal year and computed on a cumulative consolidated basis, excluding non-cash writedowns.

Exhibit A ‑ Page 4
Compliance Certificate

709152408 03173762

		8.	Net liabilities under Swap Contracts (excluding Covered Contracts)	$_________
		9.	Other indebtedness secured by property	$_________
		10.	Securitization Obligations	$_________
		11.	Guaranty Obligations	$_________
		12.	Total Debt (sum of Items V.A.1 through V.A.11, on a consolidated basis, without duplication)	$_________
	B.	Total Capitalization
		1.	Total stockholders’ or owners’ equity of the Company (excluding Accounting Standards Codification 815-20-25-104 adjustments in respect of Covered Contracts)	$_________
		2.	Total Debt (Item V.A.l2)	$_________
		3.	Total Capitalization (sum of Item V.B.1 plus Item V.B.2)	$_________
	C.	Capitalization Ratio (Item V.A.12 / Item V.B.3)		______%
	D.	Maximum Capitalization Ratio permitted		65%

VI.	Section 7.12 ‑ Subsidiary Indebtedness
A.
Sum of (i) the aggregate stated amount of Letters of Credit issued jointly for the account of the Company and Centennial International plus (ii) the aggregate amount of intercompany loans and other advances made by the Company or any Subsidiary (other than any International Subsidiary) to the International Subsidiaries
$_____________
	B.	Maximum permitted Indebtedness under Item VI.A		$100,000,000
C.
Aggregate outstanding principal amount of Indebtedness of the International Subsidiaries (including with respect to intercompany loans and advances (other than any loan or advance made by an International Subsidiary) and Letters of Credit)
$_____________

Exhibit A ‑ Page 5
Compliance Certificate

709152408 03173762

D.	Maximum permitted Indebtedness under Item VI.C (10% of the result of (a) Consolidated Net Worth less (b) the aggregate book value of consolidated intangible assets of the Company and its Subsidiaries)	$_____________
E.	Indebtedness of Williston Basin Interstate Pipeline Company	$_____________
F.	Maximum permitted Indebtedness under Item VI.E	$500,000,000
G	Other Subsidiary Indebtedness not permitted by Sections 7.12(i) through (vi) of the Credit Agreement	$_____________
H.	Maximum permitted Indebtedness under Item VI.G	$50,000,000

Exhibit A ‑ Page 6
Compliance Certificate

709152408 03173762

EXHIBIT B-1
[LETTERHEAD OF CENTENNIAL ENERGY HOLDINGS, INC.]

May 8, 2014
U.S. Bank National Association
as Administrative Agent,
and the Banks listed
on Schedule 1 attached hereto
Ladies and Gentlemen:
I am Counsel for Centennial Energy Holdings, Inc., a Delaware corporation (the “Company”), and in such capacity I am familiar with (a) the negotiation, preparation, execution and delivery of the Third Amended and Restated Credit Agreement dated as of May 8, 2014 (the “Agreement”) among the Company, various financial institutions (the “Banks”), U.S. Bank National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Royal Bank of Canada, as Co-Documentation Agents, and The Bank of Tokyo-Mitsubishi UFJ, LTD., as Syndication Agent, and (b) the negotiation, preparation, execution and delivery of the other Loan Documents listed on Schedule 2 attached hereto (together with the Agreement, the “Loan Documents”). This opinion is furnished to you pursuant to Section 4.01(a)(7) of the Agreement and at the instruction of the Company. All capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Agreement.
For the purpose of rendering the opinions contained herein, I have examined and reviewed the Agreement and the other Loan Documents. I have also examined the originals, or copies certified to my satisfaction, of the Certificate of Incorporation and By‑Laws of the Company, resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of the Agreement and the other Loan Documents, and such other corporate records of the Company and agreements, instruments and other documents as I have deemed necessary as a basis for the opinions expressed below. In my examination, I have assumed the genuineness of all signatures, other than the signatures of the Company on the Loan Documents, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity with original documents of all documents submitted to me as certified or photostatic copies. I have also assumed, with your consent, the due execution and delivery, pursuant to due authorization, of the Agreement by all parties thereto other than the Company and the validity and binding effect of the Agreement upon such parties.
As to any facts that I did not independently establish or verify, I have relied without independent investigation upon statements, representations and certificates of officers of the

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Company and, as to the matters addressed therein, upon certificates or communications from public officials. As used herein, the phrase “to my knowledge” with respect to the existence or absence of facts is intended to signify that, while I have made no specific inquiry or other independent examination to determine the existence or absence of such facts, no factual information has come to my attention which causes me to believe that such facts are not accurate.
Based on and subject to the foregoing and upon such investigation as I have deemed necessary, and subject to the qualifications set forth below, it is my opinion that:
1.The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.The Company has the corporate power and authority to execute, deliver and perform its obligations under the Agreement and the other Loan Documents, and has all requisite corporate power and authority, licenses and permits to own its assets and to carry on its business as currently conducted and as contemplated to be conducted by the Agreement.

3.The execution, delivery and performance by the Company of the Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action, and each of the Agreement and the other Loan Documents has been duly executed and delivered by the Company.

4.     The execution, delivery and performance by the Company of the Agreement and of the other Loan Documents do not and will not (a) breach or constitute a default under (i) its Certificate of Incorporation or Bylaws, each as amended to date, (ii) to my knowledge, any decree, injunction, order, writ, or other action of any Governmental Authority applicable to it or its assets, or (iii) to my knowledge, any other Contractual Obligation to which it is a party or by which any of its properties may be bound, (b) to my knowledge, result in or require the creation of any Lien (other than for the benefit of the Banks and the Issuers) upon or with respect to any of its assets, or (c) violate any Requirement of Law.
5.     No consent, approval, exemption, waiver, license, authorization or other action by or filing with any Governmental Authority is or will be required in connection with the due execution, delivery and performance by the Company of the Agreement or any of the other Loan Documents.
6.    There is no pending or, to my knowledge, threatened or contemplated action, suit, claim, dispute or proceeding in arbitration or before any court or Governmental Authority against the Company or any of its assets, or with respect to any Plan, (a) which purports to affect or pertain to the Agreement or any other Loan Document, or any of the transactions contemplated thereby, or (b) if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect.

2
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7.     Neither the consent of the sole stockholder of the Company nor the consent of any holder of any Indebtedness of the Company is or will be required as a condition to the validity or enforceability of the Agreement or any other Loan Document or any of the transactions contemplated in the Agreement.
8.     The choice of law provision set forth in the Agreement and the other Loan Documents wherein the parties agree that the laws of the State of New York shall govern and control the terms of the Agreement and the other Loan Documents is a valid, effective and enforceable choice of law under the laws of the State of North Dakota and would be upheld and enforced by courts of the State of North Dakota and by the federal courts sitting and applying the laws of the State of North Dakota, at least to the extent that New York law on the particular issue is not found to be contrary to North Dakota public policy.
9.     If, notwithstanding the provisions of Section 10.15 of the Agreement, North Dakota law were held to be applicable to the Agreement and the other Loan Documents, each such document will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and of general principles of equity (regardless of whether applied in a proceeding in equity or at law), except that I express no opinion as to (a) Section 10.10 of the Agreement, (b) the enforceability of rights to indemnity under federal or state securities laws, or (c) the enforceability of waivers by parties of their respective rights and remedies under law.
10.     The Company is not subject to regulation under any state public utilities code or any other state statute or regulation limiting its ability to incur indebtedness.
The opinions expressed herein are limited to the laws of the State of North Dakota and the General Corporation Law of the State of Delaware. I express no opinion as to any law, rule, regulation, ordinance, code or similar provision of law of any county, municipality or similar political subdivision of the State of North Dakota or any agency or instrumentality thereof. I am a member of the North Dakota and Minnesota Bars and do not hold myself out as an expert on the laws of any other jurisdiction. Insofar as the opinions expressed herein relate to the laws of the State of New York, the General Corporation Law of the State of Delaware, or the federal laws of the United States of America, I have relied with your consent on the opinion, of even date herewith, of Cohen Tauber Spievack & Wagner P.C.
This opinion is intended solely for your use and the use of your counsel, and is rendered solely in connection with the Agreement and the other Loan Documents, and without my written consent may not be (a) relied upon by you for any other purpose, or (b) relied upon by any other person or entity for any purpose. The opinions expressed above are limited to the law and facts in effect on the date hereof. I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which might alter, affect or modify the opinions expressed herein.

3
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I hereby consent to reliance by the Administrative Agent and the Banks now or hereafter parties to the Agreement on the opinions expressed herein.
Very truly yours,

Paul K. Sandness
General Counsel and Secretary

4
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Schedule 1

•	U.S. Bank National Association

•	The Bank of Tokyo-Mitsubishi UFJ, Ltd.

•	JPMorgan Chase Bank, N.A.

•	Wells Fargo Bank, National Association

•	Toronto Dominion (New York) LLC

•	Royal Bank of Canada

•	Canadian Imperial Bank of Commerce, New York Agency

•	KeyBank, National Association

•	SunTrust Bank

•	PNC Bank, National Association

•	The Bank of Nova Scotia

•	Goldman Sachs Bank USA

5
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Schedule 2
None

Exhibit B-1 - Page 6
Form of Opinion of Paul K. Sandness

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EXHIBIT B‑2

LETTERHEAD OF Cohen Tauber Spievack & Wagner P.C.

May 8, 2014
U.S. Bank National Association,
as Administrative Agent, and the Banks
listed on Schedule 1 attached hereto

Ladies and Gentlemen:

We have acted as special counsel for Centennial Energy Holdings, Inc., a Delaware corporation (the “Company”), in connection with (a) the negotiation, preparation, execution and delivery of the Third Amended and Restated Credit Agreement dated as of May 8, 2014 the “Agreement”) among the Company, various financial institutions (the “Banks”), U.S. Bank National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Royal Bank of Canada, as Co-Documentation Agents, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Syndication Agent, and (b) the negotiation, preparation, execution and delivery of the other Loan Documents listed on Schedule 2 attached hereto (together with the Agreement, the “Loan Documents”). This opinion is furnished to you pursuant to Section 4.01(a)(7) of the Agreement and at the instruction of the Company. All capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Agreement.
For the purpose of rendering the opinions contained herein, we have examined and reviewed the Agreement and the other Loan Documents. We have also examined the originals, or copies certified to our satisfaction, of the Certificate of Incorporation and By‑Laws of the Company, resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of the Agreement and the Loan Documents, and such other corporate records of the Company and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us as certified or photostatic copies. We have also assumed, with your consent, the due execution and delivery, pursuant to due authorization, of the Agreement by all parties thereto other than the Company and the validity and binding effect of the Agreement upon such parties. As to any facts that we did not independently establish or verify, we have relied without independent investigation upon statements, representations, and certificates of officers of the Company and as to the matters addressed therein, upon certificates or communications from public officials.
Further, for the purposes of rendering the opinion expressed in numbered paragraph 9 below, we have relied on the representations and warranties of the Company contained in

{00219286.DOC; 3}
420 Lexington Avenue | New York, New York 10170 | Phone: 212.586.5800 | Fax: 212.586.5095 | www.ctswlaw.com
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Section 5.08 of the Agreement and have assumed compliance by the Company with the covenants of the Company contained in Sections 6.11 and 7.06 of the Agreement.
Based on and subject to the foregoing and upon such investigation as we have deemed necessary, and subject to the qualifications set forth below, it is our opinion that:
1.The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.The Company has the corporate power and authority to execute, deliver and perform its obligations under the Agreement and the other Loan Documents.

3.The execution, delivery and performance by the Company of the Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action, and each of the Agreement and the other Loan Documents has been duly executed and delivered by the Company.

4.The execution, delivery and performance by the Company of the Agreement and of the other Loan Documents do not and will not (a) breach or constitute a default under its Certificate of Incorporation or Bylaws, each as amended to date, or (b) violate any Requirement of Law.

5.No consent, approval, exemption, waiver, license, authorization or other action by or filing with any Governmental Authority is or will be required in connection with the due execution, delivery and performance by the Company of the Agreement or any other Loan Document.

6.Each of the Agreement and each of the other Loan Documents constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and of general principles of equity (regardless of whether applied in a proceeding in equity or at law), except that we express no opinion as to (a) Section 10.10 of the Agreement, (b) the enforceability of rights to indemnity under federal or state securities laws, or (c) the enforceability of waivers by parties of their respective rights and remedies under law.

7.The consent of the sole stockholder of the Company is not, nor will it be, required as a condition to the validity or enforceability of the Agreement or any other Loan Document or any of the transactions contemplated in the Agreement.

8.The transaction contemplated by the Agreement and the other Loan Documents is not usurious under applicable law.

9.The consummation of the transactions contemplated by the Agreement and the other Loan Documents will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

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10.The choice of law provision set forth in the Agreement and the other Loan Documents wherein the parties agree that the laws of the State of New York shall govern and control the terms of the Agreement and the other Loan Documents is a valid, effective and enforceable choice of law under the laws of the State of New York and would be upheld and enforced by courts of the State of New York and by the federal courts sitting and applying the laws of the State of New York.

11.The Company is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under the Federal Power Act, the Interstate Commerce Act or any other federal statute or regulation limiting its ability to incur indebtedness.

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction.
This opinion is intended solely for your use and the use of your counsel, and is rendered solely in connection with the Agreement and the other Loan Documents, and without our written consent may not be (a) relied upon by you for any other purpose, or (b) relied upon by any other person or entity for any purpose, except that Paul K. Sandness may rely on the opinions expressed herein in rendering to you his opinion of even date herewith.
The opinions expressed above are limited to the law and facts in effect on the date hereof. We disclaim any obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which might alter, affect, or modify the opinions expressed herein.
We hereby consent to reliance by the Administrative Agent and the Banks now or hereafter parties to the Agreement on the opinions expressed herein.
Very truly yours,

Cohen Tauber Spievack
& Wagner P.C.

709152408 03173762

Schedule 1

•	U.S. Bank National Association

•	The Bank of Tokyo-Mitsubishi UFJ, Ltd.,

•	JPMorgan Chase Bank, N.A.

•	Wells Fargo Bank, National Association

•	Toronto Dominion (New York) LLC

•	Royal Bank of Canada

•	Canadian Imperial Bank of Commerce, New York Agency

•	KeyBank, National Association

•	SunTrust Bank

•	PNC Bank, National Association

•	Goldman Sachs Bank USA

•	The Bank of Nova Scotia

Exhibit B-1 - Page 4
Form of Opinion of Cohen Tauber Spievack & Wagner P.C.

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Schedule 2
None

Exhibit B-2 - Page 5
Form of Opinion of Cohen Tauber Spievack & Wagner P.C.

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EXHIBIT C
FORM OF NOTE
_________________, 20__
Centennial Energy Holdings, Inc., a Delaware corporation (the “Company”), promises to pay, on the Termination Date (as defined in the Agreement referred to below), to the order of _________    (the “Bank”) in immediately available funds at the main office of U.S. Bank National Association, as Administrative Agent, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the Agreement referred to below, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.
The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.
This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Third Amended and Restated Credit Agreement dated as of May 8, 2014 among the Company, the financial institutions party thereto, U.S. Bank National Association, individually and as Administrative Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Royal Bank of Canada, as Co-Documentation Agents, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Syndication Agent (as amended or otherwise modified from time to time, the “Agreement”). Reference is hereby made to the Agreement for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used but not otherwise defined herein have the respective meanings attributed to them in the Agreement.

CENTENNIAL ENERGY HOLDINGS, INC.

By
Name:
Title:

Exhibit C - Page 1
Note

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SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE
CENTENNIAL ENERGY HOLDINGS, INC.,
DATED _____________________, 20__

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

Exhibit C ‑ Page 2
Note

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EXHIBIT D
FORM OF MONEY TRANSFER INSTRUCTIONS

To:	U.S. Bank National Association, as Administrative Agent
(the “Administrative Agent”) under the Credit Agreement
described below.

Re:
Third Amended and Restated Credit Agreement dated as of May 8, 2014 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among Centennial Energy Holdings, Inc. (the “Company”), the Banks party thereto and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Company; provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Company in accordance with Section 10.02 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.10 of the Credit Agreement.

Customer/Account Name	Centennial Energy Holdings, Inc.
Transfer Funds To	U.S. Bank National Association
For Account No.	XXXXXXXXXXXX
Reference/Attention To	Doug Mahowald
Responsible Officer (Customer Representative)	Date
Doug Mahowald
(Please Print)	Signature
Bank Officer Name	Date

(Please Print)	Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

Exhibit D ‑ Page 1
Money Transfer Instructions

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EXHIBIT E-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of May 8, 2014 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among Centennial Energy Holdings, Inc. (the “Company”), the financial institutions party thereto and U.S. Bank National Association, as Administrative Agent.
Pursuant to the provisions of Section 3.06 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loans (as well as any Note evidencing such Loans) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]
By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit E ‑ Page 1
Form of Audit Letter

709152408 03173762

EXHIBIT E-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of May 8, 2014 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among Centennial Energy Holdings, Inc. (the “Company”), the financial institutions party thereto and U.S. Bank National Association, as Administrative Agent.
Pursuant to the provisions of Section 3.06 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing, and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit E ‑ Page 2
Form of U.S Tax Compliance Certificate

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EXHIBIT E-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of May 8, 2014 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among Centennial Energy Holdings, Inc. (the “Company”), the financial institutions party thereto and U.S. Bank National Association, as Administrative Agent.
Pursuant to the provisions of Section 3.06 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:

Exhibit E ‑ Page 3
Form of U.S Tax Compliance Certificate

709152408 03173762

Title:

Date: ________ __, 20[ ]

Exhibit E ‑ Page 4
Form of U.S Tax Compliance Certificate

709152408 03173762

EXHIBIT E-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of May 8, 2014 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among Centennial Energy Holdings, Inc. (the “Company”), the financial institutions party thereto and U.S. Bank National Association, as Administrative Agent.
Pursuant to the provisions of Section 3.06 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loans (as well as any Note evidencing such Loans) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loans (as well as any Note evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit E ‑ Page 5
Form of U.S Tax Compliance Certificate

709152408 03173762

Exhibit E ‑ Page 6
Form of U.S Tax Compliance Certificate

709152408 03173762

EXHIBIT F
FORM OF ASSIGNMENT AGREEMENT
This Assignment Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Third Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below:  (i) all of the Assignor’s rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, bankers’ acceptances and guarantees included in such facilities); and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other document or instrument delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Bank] ]
3.	Borrower:	Centennial Energy Holdings, Inc.

4.	Administrative Agent:	U.S. Bank National Association, as administrative agent under the Credit Agreement

5.	Credit Agreement:	The Third Amended and Restated Credit Agreement dated as of May 8, 2014 among Centennial Energy Holdings, Inc., the Banks

Exhibit F ‑ Page 1
Assignment Agreement

709152408 03173762

parties thereto and U.S. Bank National Association, as Administrative Agent
6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Banks	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
$	$	%
$	$	%
$	$	%

7.	Effective Date: _____________ ___, 20___ [TO BE INSERTED BY
ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

Exhibit F ‑ Page 2
Assignment Agreement

709152408 03173762

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]
By:

Title:

ASSIGNEE
[NAME OF ASSIGNEE]
By:

Title:

[Consented to and] Accepted:
U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent
By

Title:

[Consented to:]
CENTENNIAL ENERGY HOLDINGS, INC.
By

Title:

Exhibit F ‑ Page 3
Assignment Agreement

709152408 03173762

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AGREEMENT
1.    Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Bank; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, and (vii) attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

Exhibit F ‑ Page 4
Assignment Agreement

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2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.    General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit F ‑ Page 5
Assignment Agreement

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EXHIBIT G
FORM OF
INCREASE REQUEST
_________________________, 20___
U.S. Bank National Association, as Administrative Agent
under the Credit Agreement referred to below
Ladies/Gentlemen:
Please refer to the Third Amended and Restated Credit Agreement dated as of May 8, 2014 among Centennial Energy Holdings, Inc. (the “Company”), various financial institutions and U.S. Bank National Association, as Administrative Agent (as amended, modified, extended or restated from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.
In accordance with Section 2.04(b)(B) of the Credit Agreement, the Company hereby requests an increase in the Aggregate Commitment from $__________ to $__________. Such increase shall be made by [increasing the Commitment of ____________ from $________ to $________] [adding _____________ as a Bank under the Credit Agreement with a Commitment of $____________] as set forth in the letter attached hereto. Such increase shall be effective three Business Days after the date that the Administrative Agent accepts the letter attached hereto or such other date as is agreed among the Company, the Administrative Agent and the [increasing] [new] Bank.

Very truly yours,

CENTENNIAL ENERGY HOLDINGS, INC.

By:
Name:
Title:

Exhibit G ‑ Page 1
Increase Request

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ANNEX I TO EXHIBIT G
[Date]
U.S. Bank National Association, as Administrative Agent
under the Credit Agreement referred to below
Ladies/Gentlemen:
Please refer to the letter dated __________, 20__ from Centennial Energy Holdings, Inc. (the “Company”) requesting an increase in the Aggregate Commitment from $__________ to $__________ pursuant to Section 2.04(b)(B) of the Third Amended and Restated Credit Agreement dated as of May 8, 2014 among the Company, various financial institutions and U.S. Bank National Association, as Administrative Agent (as amended, modified, extended or restated from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.
The undersigned hereby confirms that it has agreed to increase its Commitment under the Credit Agreement from $__________ to $__________ effective on the date which is three Business Days after the acceptance hereof by the Administrative Agent or on such other date as may be agreed among the Company, the Administrative Agent and the undersigned.

Very truly yours,

[NAME OF INCREASING BANK]

By:
Title:

Accepted as of
_________, ____

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent
By:

Name:
Title:

Exhibit G ‑ Page 2
Increase Request

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ANNEX II TO EXHIBIT G
[Date]
U.S. Bank National Association, as Administrative Agent
under the Credit Agreement referred to below
Ladies/Gentlemen:
Please refer to the letter dated __________, 20___ from Centennial Energy Holdings, Inc. (the “Company”) requesting an increase in the Aggregate Commitment from $__________ to $__________ pursuant to Section 2.04(b)(B) of the Third Amended and Restated Credit Agreement dated as of May 8, 2014 among the Company, various financial institutions and U.S. Bank National Association, as Administrative Agent (as amended, modified, extended or restated from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.
The undersigned hereby confirms that it has agreed to become a Bank under the Credit Agreement with a Commitment of $__________ effective on the date which is three Business Days after the acceptance hereof, and consent hereto, by the Administrative Agent or on such other date as may be agreed among the Company, the Administrative Agent and the undersigned.
The undersigned (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Company pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Bank under the Credit Agreement; and (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.
The undersigned represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this letter and to become a Bank under the Credit Agreement; and (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this letter and the performance of its obligations as a Bank under the Credit Agreement.
The undersigned agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent may reasonably request in connection with the transactions contemplated by this letter.
The following administrative details apply to the undersigned:
(A)    Notice Address:
Legal name: __________________________

Exhibit G ‑ Page 3
Increase Request

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Address: _______________________________
_______________________________
_______________________________
Attention: _____________________________
Telephone: (___) _______________________
Facsimile: (___) ______________________
(B)    Payment Instructions:
Account No.: ___________________________
At:     ___________________________
___________________________
___________________________
Reference: ___________________________
Attention: ___________________________
The undersigned acknowledges and agrees that, on the date on which the undersigned becomes a Bank under the Credit Agreement as set forth in the second paragraph hereof, the undersigned will be bound by the terms of the Credit Agreement as fully and to the same extent as if the undersigned were an original Bank under the Credit Agreement.

Very truly yours,

[NAME OF NEW BANK]

By:
Title:

Exhibit G ‑ Page 4
Increase Request

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Accepted and consented to as of
______________, 20___

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent
By:

Name:
Title:

Exhibit G ‑ Page 5
Increase Request

709152408 03173762

EXHIBIT H

FORM OF BORROWING NOTICE

__________, 20___

To:    U.S. Bank National Association, as
Administrative Agent

Re:
Third Amended and Restated Credit Agreement dated as of May 8, 2014 (as amended or otherwise modified from time to time, the “Agreement”; capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Agreement) among Centennial Energy Holdings, Inc. (the “Company”), various financial instutions and U.S. Bank National Association, as Administrative Agent

Pursuant to Section 2.02(c) of the Agreement, the Company gives you irrevocable notice of the Advance specified below:

(i)    the Borrowing Date of such Advance shall be _________, 20__;

(ii)    the aggregate amount of such Advance shall equal $___________;

(iii)    such Advance shall be a [Base Rate][Eurodollar Rate] Advance; and

(iv)    the Interest Period with respect to such Advance shall be [_____] months.

The Company certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Advance, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)    the representations and warranties of the Company contained in Article V of the Agreement are true and correct in all material respects as though made on and as of the date of such Advance (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date);

(b)    no Default or Event of Default exists or would result from such Advance; and

(c)     the sum of (i) the aggregate stated amount of Letters of Credit issued jointly for the account of the Company and Centennial International plus (ii) the aggregate amount of intercompany loans and other advances made by the Company or any Subsidiary (other than any International Subsidiary) to the International Subsidiaries does not exceed $100,000,000.

Exhibit H ‑ Page 6
Borrowing Notice

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Exhibit H ‑ Page 7
Borrowing Notice

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CENTENNIAL ENERGY HOLDINGS, INC.

By:
Name:
Title:

Exhibit H ‑ Page 8
Borrowing Notice

709152408 03173762